AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION  JANUARY 13, 2004
                                                  REGISTRATION NO. 333-_________
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                         MANHATTAN PHARMACEUTICALS, INC.

                 (Name of small business issuer in its charter)

                 DELAWARE                                         8731                              36-3898269
          (State or jurisdiction                      (Primary Standard Industrial               (I.R.S. Employer
     of incorporation or organization)                 Classification Code Number)             Identification No.)

                         787 SEVENTH AVENUE, 48TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 554-4525
        (Address and telephone number of principal executive offices and principal place of business)

                                                                                      COPIES TO:
                 MR. NICHOLAS J. ROSSETTOS                                   CHRISTOPHER J. MELSHA, ESQ.
                  CHIEF FINANCIAL OFFICER                                 MASLON EDELMAN BORMAN & BRAND, LLP
              MANHATTAN PHARMACEUTICALS, INC.                              90 SOUTH 7TH STREET, SUITE 3300
              787 SEVENTH AVENUE, 48TH FLOOR                                MINNEAPOLIS, MINNESOTA 55402
                 NEW YORK, NEW YORK 10019                                     TELEPHONE: (612) 672-8200
                 TELEPHONE: (212) 554-4555                                    FACSIMILE: (612) 672-8397
                 FACSIMILE: (212) 554-4545
 (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as shall be determined by the selling stockholders identified herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------

                                                        CALCULATION OF REGISTRATION FEE
========================================== ===================== ===================== ===================== =====================
                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF            NUMBER OF SHARES TO    OFFERING PRICE PER        AGGREGATE             AMOUNT OF
       SECURITIES TO BE REGISTERED           BE REGISTERED(1)          UNIT(2)          OFFERING PRICE(2)      REGISTRATION FEE
------------------------------------------ --------------------- --------------------- --------------------- ---------------------
Common stock, par value $.001 per share         21,029,163               $1.585           $33,331,223.36          $2,696.50
========================================== ===================== ===================== ===================== =====================

(1) There is also being registered hereunder an indeterminate number of shares of common stock as shall be issuable as a result of a stock split, stock dividend, combination or other change in the outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act based upon a $1.585 per share average of high and low prices of the Registrant's common stock on the OTC Bulletin Board on January 8, 2004.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE
--------------------------------------------------------------------------------

                               OFFERING PROSPECTUS

                                    [MP Logo]

                         MANHATTAN PHARMACEUTICALS, INC.

                                21,029,163 SHARES

                                  COMMON STOCK

         The selling stockholders identified on pages 34-39 of this prospectus are offering on a resale basis a total of 21,029,163 shares of our common stock, including 10,000,000 shares issuable upon conversion of our Series A Convertible Preferred Stock and 3,437,460 shares issuable upon the exercise of outstanding warrants. We will not receive any proceeds from the sale of these shares by the selling stockholders.

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "MHTT."

On                 , 2004, the last sale price for our common stock as reported
 on the OTC Bulletin Board was $         .

                               -------------------

                    THE SECURITIES OFFERED BY THIS PROSPECTUS
                    INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
                          FACTORS" BEGINNING ON PAGE 5.

                               -------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. A REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     The date of this Prospectus is , 2004.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
Prospectus Summary........................................................................................        3
Risk Factors..............................................................................................        5
Note Regarding Forward Looking Statements.................................................................       14
Management's Discussion and Analysis of Financial Condition
    and Results of Operations.............................................................................       15
Business..................................................................................................       20
Management................................................................................................       25
Security Ownership Of Certain Beneficial Owners And Management............................................       31
Certain Relationships and Related Transactions............................................................       32
Market for Common Equity and Related Stockholder Matters..................................................       33
Use of Proceeds...........................................................................................       33
Selling Stockholders......................................................................................       34
Plan of Distribution......................................................................................       40
Description of Capital Stock..............................................................................       42
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities.......................       44
About This Prospectus.....................................................................................       44
Where You Can Find More Information.......................................................................       44
Validity of Common Stock..................................................................................       44
Experts...................................................................................................       45
Changes in Certifying Accountant..........................................................................       45
Financial Statements......................................................................................      F-1

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus and the documents incorporated into this prospectus by reference in their entirety.

                                   OUR COMPANY

         We are engaged in the business of developing and commercializing early-stage technologies, particularly biomedical and pharmaceutical technologies. We aim to acquire proprietary rights to these technologies, by license or acquiring an ownership interest, fund their research and development and eventually bring the technologies to market. We currently are researching and developing two biomedical technologies: oleoyl-estrone, an orally administered hormone which we believe can be used to treat obesity; and lingual spray propofol, a proprietary lingual spray technology to deliver propofol for pre-procedural sedation prior to diagnostic, therapeutic or endoscopic procedures.

         We were incorporated in Delaware in May 1993 under the name "Atlantic Pharmaceuticals, Inc." and, in March 2000, we changed our name to "Atlantic Technology Ventures, Inc." On February 21, 2003, we completed a "reverse" acquisition of privately-held Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.), a Delaware corporation. To effect this transaction, we caused Manhattan Pharmaceuticals Acquisition Corp., our wholly-owned subsidiary, to merge with and into Manhattan Research Development, with Manhattan Research Development surviving as our wholly owned subsidiary. In accordance with the terms of the merger, the outstanding common stock of Manhattan Research Development automatically converted into the right to receive an aggregate of approximately 80 percent of our outstanding common stock (after giving effect to the transaction). In connection with the merger, we also changed our name to "Manhattan Pharmaceuticals, Inc."

         Our executive offices are located at 787 Seventh Avenue, 48th Floor, New York, New York, 10019 and our telephone number is (212) 554-4525. Our Internet site is www.manhattanpharma.com.

                               RECENT DEVELOPMENTS

         In January 2004, we completed a private placement of 3,368,637 shares of our common stock at a per share price of $1.10. After deducting commissions and other expenses relating to the private placement, we received aggregate net proceeds of approximately $3,444,000. We also issued to a placement agent engaged in connection with the private placement of 5-year warrant to purchase 336,864 shares of our common stock at a price of $1.10 per share.

         In November 2003, we completed a private placement of 1,000,000 shares of our newly-designated Series A Convertible Preferred Stock at a price of $10.00 per share. After deducting commissions and other expenses relating to the private placement, we received aggregate net proceeds of approximately $9.1 million. The Series A Convertible Preferred Stock accrues dividends at the rate of 5 percent per annum, payable in semi-annual installments. The dividends are payable in additional shares of preferred stock. Each share of Series A Convertible Preferred Stock is convertible into shares of our common stock at a conversion price of $1.10, or approximately 9.1 shares of common stock for each share of preferred stock converted.

                                  RISK FACTORS

         For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 5 of this prospectus.

                                  THE OFFERING

         The selling stockholders identified on pages 34-39 of this prospectus are offering on a resale basis a total of 21,029,163 shares of the following shares of our common stock:

         o 3,368,637 shares of our outstanding common stock issued in connection with our January 2004 private placement;

         o 326,499 shares of our common stock issuable at a price of $1.10 per share upon the exercise of a warrant issued to a placement agent in connection with our January 2004 private placement;

         o 6,323,261 shares of our common stock issued in connection with a private placement by Manhattan Research Development, Inc. prior to that company's merger with us in February 2003, of which 2,100,195 shares are issuable at a price of $0.70 per share upon the exercise of outstanding warrants issued in connection with that private placement;

         o 10,000,000 shares of common stock are issuable upon the conversion of our Series A Convertible Preferred Stock, which includes 1,000,000 shares of common stock issuable upon conversion of shares of Series A Preferred Stock to be issued as payment of dividends through November 2005;

         o 909,090 shares issuable at an exercise price of $1.10 per share upon the exercise of outstanding warrants issued as compensation to placement agents (and their assigns) in connection with our Series A Convertible Preferred Stock offering;

         o 101,676 shares issuable at a price of $0.70 per share upon the exercise of warrants issued to scientific advisors.

           Common stock offered .........................................    21,029,163 shares

           Common stock outstanding before the offering(1) ..............    26,731,033 shares

           Common stock outstanding after the offering(2) ...............    40,168,493 shares

           Common Stock OTC Bulletin Board symbol .......................    MHTT

---------------
     (1) Based on the number of shares outstanding as of January 12, 2004, not including (a) 5,357,889 shares issuable upon exercise of various warrants and options to purchase common stock; or (b) shares issuable upon the conversion of the Series A Preferred Stock.

     (2) Assumes the issuance of all shares offered hereby that are issuable upon conversion of our Series A Preferred Stock or upon exercise of warrants.

                                  RISK FACTORS

An investment in our common stock is very risky. You may lose the entire amount of your investment. Prior to making an investment decision, you should carefully review this entire prospectus and consider the following risk factors:

                         RISKS RELATING TO OUR BUSINESS

WE CURRENTLY HAVE NO PRODUCT REVENUES AND WILL NEED TO RAISE ADDITIONAL CAPITAL TO OPERATE OUR BUSINESS.

         To date, we have generated no product revenues. Until, and only if, we receive approval from the U.S. Federal Drug Administration or FDA, and other regulatory authorities for our product candidates, we cannot sell our drugs and will not have product revenues. Therefore, for the foreseeable future, we will have to fund all of our operations and capital expenditures almost exclusively from our cash on hand. We will need to seek additional sources of financing, which may not be available on favorable terms, if at all. If we do not succeed in raising additional funds on acceptable terms, we may be unable to complete planned pre-clinical and clinical trials or obtain approval of our product candidates from the FDA and other regulatory authorities. In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts and forego attractive business opportunities. Any additional sources of financing will likely involve the issuance of our equity securities, which will have a dilutive effect on our stockholders.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NEVER BECOME PROFITABLE.

         We have a history of losses and expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. Even if we succeed in developing and commercializing one or more of our product candidates, we expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we:

         o continue to undertake pre-clinical development and clinical trials for our product candidates;

         o  seek regulatory approvals for our product candidates;

         o  implement additional internal systems and infrastructure;

         o  lease additional or alternative office facilities; and

         o  hire additional personnel.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our common stock.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN INVESTMENT DECISION.

         We have no other business or prospects other than the business and prospects that we assumed when acquiring Manhattan Research Development in February 2003 and those acquired subsequent to that time. When we acquired it in February 2003, Manhattan Research Development was a development-stage company and has not yet demonstrated any ability to perform the functions necessary for the successful commercialization of any product candidates. The successful commercialization of our product candidates will require us to perform a variety of functions, including:

         o continuing to undertake pre-clinical development and clinical trials;

         o  participating in regulatory approval processes;

         o  formulating and manufacturing products; and

         o  conducting sales and marketing activities.

Since inception, Manhattan Research Development's operations have been limited to organizing and staffing, and acquiring, developing and securing our proprietary technology and undertaking pre-clinical trials of principal product candidates. These operations provide a limited basis for you to assess our ability to commercialize our product candidates and the advisability of investing in our securities.

WE MAY NOT OBTAIN THE NECESSARY U.S. OR WORLDWIDE REGULATORY APPROVALS TO COMMERCIALIZE OUR PRODUCT CANDIDATES.

         We will need FDA approval to commercialize our product candidates in the U.S. and approvals from the FDA equivalent regulatory authorities in foreign jurisdictions to commercialize our product candidates in those jurisdictions. In order to obtain FDA approval of any of our product candidates, we must submit to the FDA a New Drug Application, or NDA, demonstrating that the product candidate is safe for humans and effective for its intended use. This demonstration requires significant research and animal tests, which are referred to as pre-clinical studies, as well as human tests, which are referred to as clinical trials. Satisfaction of the FDA's regulatory requirements typically takes many years, depends upon the type, complexity and novelty of the product candidate and requires substantial resources for research, development and testing. We cannot predict whether our research and clinical approaches will result in drugs that the FDA considers safe for humans and effective for indicated uses. The FDA has substantial discretion in the drug approval process and may require us to conduct additional pre-clinical and clinical testing or to perform post-marketing studies. The approval process may also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during our regulatory review. Delays in obtaining regulatory approvals may:

         o delay commercialization of, and our ability to derive product revenues from, our product candidates;

         o  impose costly procedures on us; and

         o  diminish any competitive advantages that we may otherwise enjoy.

         Even if we comply with all FDA requests, the FDA may ultimately reject one or more of our NDAs. We cannot be sure that we will ever obtain regulatory clearance for our product candidate. Failure to obtain FDA approval of any of our product candidate will severely undermine our business by reducing our number of salable products and, therefore, corresponding product revenues.

         In foreign jurisdictions, we must receive approval from the appropriate regulatory authorities before we can commercialize our drugs. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above.

OUR PRIMARY PRODUCT CANDIDATES ARE IN EARLY STAGES OF CLINICAL TRIALS.

         Our primary product candidates, oleoyl-estrone and lingual spray propofol, are in the early stages of development and require extensive pre-clinical testing before we can proceed to clinical trials. In addition, before we can commence clinical trials in the United States on our product candidates, we will have to submit an Investigational New Drug application, or "IND," to the FDA. We cannot predict with any certainty if or when we might submit an IND for regulatory approval of our product candidates.

CLINICAL TRIALS ARE VERY EXPENSIVE, TIME-CONSUMING AND DIFFICULT TO DESIGN AND IMPLEMENT.

         Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of our product candidates will take at least several years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

         o  unforeseen safety issues;

         o  determination of dosing issues;

         o  lack of effectiveness during clinical trials;

         o  slower than expected rates of patient recruitment;

         o  inability to monitor patients adequately during or after treatment;
            and

         o inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our IND submissions or the conduct of these trials.

THE RESULTS OF OUR CLINICAL TRIALS MAY NOT SUPPORT OUR PRODUCT CANDIDATE CLAIMS.

         Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay the filing of our NDAs with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues. In addition, our clinical trials involve a small patient population. Because of the small sample size, the results of these clinical trials may not be indicative of future results.

PHYSICIANS AND PATIENTS MAY NOT ACCEPT AND USE OUR DRUGS.

         Even if the FDA approves our product candidates, physicians and patients may not accept and use them. Acceptance and use of our product will depend upon a number of factors including:

         o perceptions by members of the health care community, including physicians, about the safety and effectiveness of our drugs;

         o  cost-effectiveness of our product relative to competing products;

         o availability of reimbursement for our products from government or other healthcare payers; and

         o effectiveness of marketing and distribution efforts by us and our licensees and distributors, if any.

Because we expect sales of our current product candidates, if approved, to generate substantially all of our product revenues for the foreseeable future, the failure of any of these drugs to find market acceptance would harm our business and could require us to seek additional financing.

OUR DRUG-DEVELOPMENT PROGRAM DEPENDS UPON THIRD-PARTY RESEARCHERS WHO ARE OUTSIDE OUR CONTROL.

         We will depend upon independent investigators and collaborators, such as universities and medical institutions, to conduct our pre-clinical and clinical trials under agreements with us. These collaborators will not be our employees and we cannot control the amount or timing of resources that they will devote to our programs. These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our drug-development programs, or if their performance is substandard, the approval of our FDA applications, if any, and our introduction of new drugs, if any, will be delayed. These collaborators may also have relationships with other commercial entities, some of whom may compete with us. If our collaborators assist our competitors at our expense, our competitive position would be harmed.

WE WILL RELY EXCLUSIVELY ON THIRD PARTIES TO FORMULATE AND MANUFACTURE OUR PRODUCT CANDIDATES.

         We have no experience in drug formulation or manufacturing and do not intend to establish our own manufacturing facilities. We lack the resources and expertise to formulate or manufacture our own product candidates. We currently have no contract for the manufacture of our product candidate. We intend to contract with one or more manufacturers to manufacture, supply, store and distribute drug supplies for our clinical trials. If any of our product candidates receive FDA approval, we will rely on one or more third-party contractors to manufacture our drugs. Our anticipated future reliance on a limited number of third-party manufacturers, exposes us to the following risks:

         o We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products after receipt of FDA approval, if any.

         o Our third-party manufacturers might be unable to formulate and manufacture our drugs in the volume and of the quality required to meet our clinical needs and commercial needs, if any.

         o Our future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products.

         o Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the DEA, and corresponding state agencies to ensure strict compliance with good manufacturing practice and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers' compliance with these regulations and standards.

         o If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

         We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products after receipt of FDA approval, if any.

OUR THIRD-PARTY MANUFACTURERS MIGHT BE UNABLE TO FORMULATE AND MANUFACTURE OUR DRUGS IN THE VOLUME AND OF THE QUALITY REQUIRED TO MEET OUR CLINICAL NEEDS AND COMMERCIAL NEEDS, IF ANY.

         Our future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products. Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the DEA, and corresponding state agencies to ensure strict compliance with good manufacturing practice and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers' compliance with these regulations and standards. If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

         Each of these risks could delay our clinical trials, the approval, if any of our product candidates by the FDA or the commercialization of our product candidates or result in higher costs or deprive us of potential product revenues.

WE HAVE NO EXPERIENCE SELLING, MARKETING OR DISTRIBUTING PRODUCTS AND NO INTERNAL CAPABILITY TO DO SO.

         We currently have no sales, marketing or distribution capabilities. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of its proposed products. Our future success depends, in part, on our ability to enter into and maintain such collaborative relationships, the collaborator's strategic interest in the products under development and such collaborator's ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the sales and marketing of our products, however, there can be no assurance that we will be able to establish or maintain such collaborative arrangements, or if able to do so, that they will have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of its proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. There can also be no assurance that we will be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful. In addition, there can also be no assurance that we will be able to market and sell our product in the United States or overseas.

IF WE CANNOT COMPETE SUCCESSFULLY FOR MARKET SHARE AGAINST OTHER DRUG COMPANIES, WE MAY NOT ACHIEVE SUFFICIENT PRODUCT REVENUES AND OUR BUSINESS WILL SUFFER.

         The market for our product candidates is characterized by intense competition and rapid technological advances. If our product candidates receive FDA approval, they will compete with a number of existing and future drugs and therapies developed, manufactured and marketed by others. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication than our products, or may offer comparable performance at a lower cost. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues and our business will suffer.

         We will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors have product candidates that will compete with ours already approved or in development. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs and have substantially greater financial resources than we do, as well as significantly greater experience in:

         o  developing drugs;

         o  undertaking pre-clinical testing and human clinical trials;

         o  obtaining FDA and other regulatory approvals of drugs;

         o  formulating and manufacturing drugs; and

         o  launching, marketing and selling drugs.

DEVELOPMENTS BY COMPETITORS MAY RENDER OUR PRODUCTS OR TECHNOLOGIES OBSOLETE OR NON-COMPETITIVE.

         Companies that currently sell both generic and proprietary anti-obesity compounds formulations include among others Abbot Laboratories, Inc., Amgen, Inc., and Regeneron Pharmaceuticals, Inc. Alternative technologies are being developed to treat obesity and overweight disease, several of which are in advanced clinical trials. In addition, companies pursuing different but related fields represent substantial competition. Many of these organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, longer drug development history in obtaining regulatory approvals and greater manufacturing and marketing capabilities than we do. These organizations also compete with us to attract qualified personnel, parties for acquisitions, joint ventures or other collaborations.

IF WE FAIL TO ADEQUATELY PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS OR SECURE RIGHTS TO PATENTS OF OTHERS, THE VALUE OF OUR INTELLECTUAL PROPERTY RIGHTS WOULD DIMINISH.

         Our success, competitive position and future revenues will depend in part on our ability and the abilities of our licensors to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.

         To date, we hold the exclusive licenses to certain patent rights, including rights under U.S. patents and U.S. patent applications, as well as rights under foreign patents and patent applications. We anticipate filing additional patent applications both in the U.S. and in other countries, as appropriate. However, we cannot predict:

         o the degree and range of protection any patents will afford us against competitors including whether third parties will find ways to invalidate or otherwise circumvent our patents;

         o  if and when patents will issue;

         o whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications; or

         o whether we will need to initiate litigation or administrative proceedings which may be costly whether we win or lose.

         Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors as well as our licensors and contractors. To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. To this end, we require all of our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

IF WE INFRINGE THE RIGHTS OF THIRD PARTIES WE COULD BE PREVENTED FROM SELLING PRODUCTS, FORCED TO PAY DAMAGES, AND DEFEND AGAINST LITIGATION.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

         o obtain licenses, which may not be available on commercially reasonable terms, if at all;

         o  redesign our products or processes to avoid infringement;

         o  stop using the subject matter claimed in the patents held by others;

         o  pay damages; or

         o defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

OUR ABILITY TO GENERATE PRODUCT REVENUES WILL BE DIMINISHED IF OUR DRUGS SELL FOR INADEQUATE PRICES OR PATIENTS ARE UNABLE TO OBTAIN ADEQUATE LEVELS OF REIMBURSEMENT.

         Our ability to commercialize our drugs, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from:

         o  government and health administration authorities;

         o  private health maintenance organizations and health insurers; and

         o  other healthcare payers.

Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Healthcare payers, including Medicare, are challenging the prices charged for medical products and services. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for drugs. Even if our product candidates are approved by the FDA, insurance coverage may not be available, and reimbursement levels may be inadequate, to cover our drugs. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for any of our products, once approved, market acceptance of our products could be reduced.

WE MAY NOT SUCCESSFULLY MANAGE OUR GROWTH.

         Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

WE MAY BE EXPOSED TO LIABILITY CLAIMS ASSOCIATED WITH THE USE OF HAZARDOUS MATERIALS AND CHEMICALS.

         Our research and development activities may involve the controlled use of hazardous materials and chemicals. Although we believe that our safety procedures for using, storing, handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of such an accident, we could be held liable for any resulting damages and any liability could materially adversely effect our business, financial condition and results of operations. In addition, the federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products may require us to incur substantial compliance costs that could materially adversely effect our business, financial condition and results of operations.

WE RELY ON KEY EXECUTIVE OFFICERS AND SCIENTIFIC AND MEDICAL ADVISORS, AND THEIR KNOWLEDGE OF OUR BUSINESS AND TECHNICAL EXPERTISE WOULD BE DIFFICULT TO REPLACE.

         We are highly dependent on our principal scientific, regulatory and medical advisors. We do not have "key person" life insurance policies for any of our officers. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results.

IF WE ARE UNABLE TO HIRE ADDITIONAL QUALIFIED PERSONNEL, OUR ABILITY TO GROW OUR BUSINESS MAY BE HARMED.

         We will need to hire additional qualified personnel with expertise in pre-clinical testing, clinical research and testing, government regulation, formulation and manufacturing and sales and marketing. We compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals, particularly in the New York City area, is intense, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

WE MAY INCUR SUBSTANTIAL LIABILITIES AND MAY BE REQUIRED TO LIMIT
COMMERCIALIZATION OF OUR PRODUCTS IN RESPONSE TO PRODUCT LIABILITY LAWSUITS.

         The testing and marketing of medical products entail an inherent risk of product liability. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products we develop, alone or with corporate collaborators. We currently do not carry clinical trial insurance or product liability insurance. Although we intend to obtain clinical trial insurance prior to the commencement of any clinical trials, we, or any corporate collaborators, may not be able to obtain insurance at a reasonable cost, if at all. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

WE ARE CONTROLLED BY CURRENT OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS.

         Our directors, executive officers and principal stockholders beneficially own approximately __ percent of our outstanding common stock. Accordingly, these persons and their respective affiliates will have the ability to exert substantial influence over the election of our Board of Directors and the outcome of issues submitted to our stockholders.

                         RISKS RELATED TO OUR SECURITIES

TRADING OF OUR COMMON STOCK IS LIMITED.

         Trading of our common stock is conducted on the National Association of Securities Dealers' Over-the-Counter Bulletin Board, or "OTC Bulletin Board." This has adversely effected the liquidity of our securities, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

BECAUSE IT IS A "PENNY STOCK," IT WILL BE MORE DIFFICULT FOR YOU TO SELL SHARES OF OUR COMMON STOCK.

       In addition, our common stock is a "penny stock." Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny-stock transactions. Accordingly, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.

A SIGNIFICANT NUMBER OF SHARES OF OUR COMMON STOCK ARE OR WILL BECOME AVAILABLE FOR SALE AND THEIR SALE COULD DEPRESS THE PRICE OF OUR COMMON STOCK.

         A substantial number of shares of our common stock are being offered by this prospectus. In addition, on February 21, 2004, up to 18,689,916 shares of our outstanding common stock that were issued in connection with our acquisition of Manhattan Research Development, Inc. will become available for sale pursuant to Rule 144 under the Securities Act. We may also issue additional shares in connection with our business and may grant additional stock options to our employees, officers, directors and consultants or warrants to third parties. Sales of a substantial number of shares of our common stock in the public market after this offering could adversely affect the market price for our common stock and make it more difficult for you to sell our shares at times and prices that you feel are appropriate.

OUR STOCK PRICE IS, AND WE EXPECT IT TO REMAIN, VOLATILE, WHICH COULD LIMIT INVESTORS' ABILITY TO SELL STOCK AT A

PROFIT.

         The volatile price of our stock makes it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of our common stock. These include, but are not limited to:

         o publicity regarding actual or potential clinical results relating to products under development by our competitors or us;

         o delay or failure in initiating, completing or analyzing pre-clinical or clinical trials or the unsatisfactory design or results of these trials;

         o achievement or rejection of regulatory approvals by our competitors or us;

         o announcements of technological innovations or new commercial products by our competitors or us;

         o  developments concerning proprietary rights, including patents;

         o  developments concerning our collaborations;

         o  regulatory developments in the United States and foreign countries;

         o  economic or other crises and other external factors;

         o period-to-period fluctuations in our revenues and other results of operations;

         o  changes in financial estimates by securities analysts; and

         o  sales of our common stock.

We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

         In addition, the stock market in general, and the market for biotechnology companies in particular, has experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

WE HAVE NEVER PAID DIVIDENDS.

         We have never paid dividends on our capital stock and do not anticipate paying any dividends for the foreseeable future.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements contained in this prospectus that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this prospectus, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified under the heading "Risk Factors" in this prospectus, among others, may impact forward-looking statements contained in this prospectus.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         You should read the following discussion of our results of operations and financial condition in conjunction with our Annual Report on Form 10-KSB for the year ended December 31, 2002, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and our Current Report on Form 8-K/A filed with the SEC on May 9, 2003, which contains the financial statements of Manhattan Research Development, Inc. This discussion includes "forward-looking" statements that reflect our current views with respect to future events and financial performance. We use words such as we "expect," "anticipate," "believe," and "intend" and similar expressions to identify forward-looking statements. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events, particularly those risks identified in the "Risk Factors" section of this prospectus, and should not unduly rely on these forward looking statements. All share and per share information in this discussion has been adjusted for the 1-for-5 combination of our common stock effected on September 25, 2003.

RESULTS OF OPERATIONS

NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2003 VS. 2002

         During the nine months ended September 30, 2003 and 2002, we had no revenue.

         For the nine months ended September 30, 2003, research and development expense was $734,351 as compared to $624,971 for the nine months ended September 30, 2002. The increase of $109,380 is due primarily to an acceleration of pre-clinical development of our Oleoyl-estrone drug and to the pre-clinical development of our Propofol Lingual Spray, which was licensed in 2003 resulting in an increase of associated expenses of approximately $149,000. This increase is partially offset by the fact that we paid license fees of $175,000 to Oleoyl-estrone Developments, Inc (OED) in 2002 but paid only $125,000 of license fees to NovaDel Pharma, Inc. in 2003. We also had an increase in patent related fees over the prior year of approximately $10,000.

         For the nine months ended September 30, 2003, general and administrative expense was $1,255,446 as compared to $198,485 for the nine months ended September 30, 2002. The increase of $1,056,961 is due primarily to expenses associated with hiring full time employees and consultants of approximately $296,000 and $199,000, respectively. In addition, we had increases in legal and accounting fees of approximately $193,000 associated with becoming subject to the reporting obligations under the Exchange Act following completion of the Atlantic Technology Ventures, Inc. - Manhattan Research Development, Inc. merger in February 2003. Rent, directors fees, insurance and other expenses increased by approximately $36,000, $34,000, $108,000 and $46,000, respectively. Finally, in 2003, we had amortization of intangible assets of approximately $145,000.

         Net loss for the nine months ended September 30, 2003, was $4,451,290 as compared to $835,569 for the nine months ended September 30, 2002. This increase in net loss is attributable primarily to a loss on the disposition of intangible assets as a result of our sale of our remaining rights to CT-3 to Indevus Pharmaceuticals, Inc. of $1,213,878 as well as an impairment of intangible assets of $1,248,230 as a result of a decision by Bausch & Lomb not to pursue the Avantix cataract removal technology. In addition, we had an increase in general and administrative expenses of $1,056,961 primarily as a result of our hiring employees and management and becoming a public company and an increase in research and development expenses of $109,380.

YEAR ENDED DECEMBER 31, 2002 VS. DECEMBER 31, 2001

         During the year ended December 31, 2002 and interim period of 2001, we had no revenue.

         For the year ended December 31, 2002, research and development expense was $700,798 as compared to $55,236 for the interim period of 2001. The increase of $645,562 is due to the fact that substantially all of the pre-clinical work was done in 2002. In addition, we paid license fees of $175,000 in connection with our licensing exclusive world wide rights to our product candidate Oleoyl-estrone to Oleoyl-estrone Developments, Inc (OED) in 2002.

         For the year ended December 31, 2002, general and administrative expense was $317,384 as compared to $1,560 for the interim period of 2001. This increase of $315,824 was primarily due to various activities that occurred in 2002 including the following: recruiting fees in connection with recruiting management, office service fees, accounting fees for the audits, legal fees for the contemplated merger with Atlantic Technology Ventures, Inc, patent review and other due diligence expenses.

         Interest expense was $19,138 for the year ended December 30, 2002 compared to zero in 2001. This increase was caused by bank loans entered into in 2002. The proceeds of the bank loans were used for general corporate purposes.

         Net loss for the year ended December 31, 2002 was $1,037,320 as compared to $56,796 for the interim period of 2001. This increase in net loss is primarily due to an increase in research and development expenses of $645,562. In addition, we had an increase in general and administrative expenses of $315,824 and an increase in interest expense of $19,138.

LIQUIDITY AND CAPITAL RESOURCES

         From inception to September 30, 2003, we incurred an accumulated deficit of $5,545,406, and we expect to continue to incur additional losses through the year ending September 30, 2004 and for the foreseeable future. This loss has been incurred through a combination of research and development activities related to the various technologies under our control and expenses supporting those activities.

         During 2002, our subsidiary, Manhattan Research Development, Inc. (Manhattan Research) commenced a private placement and sold 239,450 shares of common stock at $8 ($0.63 post merger) per share and received proceeds of $1,704,318, net of expenses of $211,181. These shares converted into 3,043,332 shares of our common stock when we completed a reverse acquisition of Manhattan Research as described below. In addition, each investor received warrants equal to 10% of the number of shares of common stock purchased and, accordingly, Manhattan Research issued warrants to purchase 23,945 shares of common stock in 2002 in connection with the private placement. Upon the merger, these converted into warrants to purchase 304,333 shares of our common stock. Each warrant had an exercise price of $8 per share, which post merger converted to $0.63. These warrants expire in 2007.

         During January and February 2003, Manhattan Research sold an additional 104,000 shares of common stock at $8 ($0.63, post merger) per share and warrants to purchase 10,400 shares of common stock exercisable at $8 ($0.63 post merger) through the private placement and received net proceeds of $743,691. These shares converted into 1,321,806 shares of our common stock when we completed our reverse acquisition of Manhattan Research. The warrants to purchase 10,400 shares of common stock converted into warrants to purchase 132,181 common shares of the combined Company.

         In addition, in connection with the private placement, Manhattan Research issued to Joseph Stevens & Co., Inc., a NASD-member broker-dealer, warrants to purchase 130,511 shares of its common stock that are exercisable at $8 ($0.63 post merger) per share and expire in 2008. Upon the merger, these warrants converted into warrants to purchase 1,658,753 shares of common stock of the combined Company.

         We have financed our operations since inception primarily through equity and debt financing and our licensing of CT-3 to Indevus. During the nine months ended September 30, 2003, we had a net decrease in cash and cash equivalents of $1,619,009. This decrease primarily resulted from net cash used in operating activities for the nine months ended September 30, 2003 of $1,736,285. Total cash resources as of September 30, 2003 were $102,114 compared to $1,721,123 at December 31, 2002.

         Our available working capital and capital requirements will depend upon numerous factors, including progress of our research and development programs, our progress in and the cost of ongoing and planned pre-clinical and clinical testing, the timing and cost of obtaining regulatory approvals, the cost of filing, prosecuting, defending, and enforcing patent claims and other intellectual property rights, competing technological and market developments, changes in our existing collaborative and licensing relationships, the resources that we devote to developing manufacturing and commercializing capabilities, technological advances, the status of our competitors, our ability to establish collaborative arrangements with other organizations and our need to purchase additional capital equipment.

         Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing, other collaborative agreements, strategic alliances, and our ability to realize the full potential of our technology in development. Such additional funds may not become available on acceptable terms and there can be no assurance that any additional funding that the combined Company does obtain will be sufficient to meet the combined Company's needs in the long term. Through September 30, 2003, a significant portion of our financing has been through private placements of common stock and warrants and debt financing. Unless our operations generate significant revenues, we will continue to fund operations from cash on hand and through the similar sources of capital previously described. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs. Management believes that we will continue to incur net losses through at least September 30, 2004. Based on our current resources, we will need additional equity or debt financing or we will need to generate revenues through licensing our products or entering into strategic alliances to be able to sustain our operations until we can achieve profitability, if ever.

         On November 7, 2003, we completed a private placement of 1,000,000 shares of our newly-designated Series A Convertible Preferred Stock at a price of $10 per share, resulting in gross proceeds to us of $10,000,000. Each share of Series A Convertible Preferred Stock is convertible at the holder's election into shares of our common stock at a conversion price of $1.10 per share. The conversion price of the Series A Convertible Preferred Stock was less than the market value of our common stock on November 7, 2003. Accordingly, we will record a charge for the beneficial conversion feature associated with the convertible preferred stock. Such charge is anticipated to approximate $418,000.

         On February 21, 2003, we completed a reverse acquisition of privately held Manhattan Research Development, Inc., (formerly Manhattan Pharmaceuticals, Inc.) (Manhattan Research) a Delaware corporation. The merger was effected pursuant to an Agreement and Plan of Merger dated December 17, 2002 (the "Merger Agreement") by and among the Company, Manhattan Research and Manhattan Pharmaceuticals Acquisition Corp, the Company's wholly owned subsidiary ("MPAC"). In accordance with the terms of the Merger Agreement, MPAC merged with and into Manhattan Research, with Manhattan Research remaining as the surviving corporation and our wholly owned subsidiary. Pursuant to the Merger Agreement, upon the effective time of the merger, the outstanding shares of common stock of Manhattan Research automatically converted into an aggregate of 18,689,917 shares of our common stock, which represented 80 percent of our outstanding voting stock after giving effect to the merger. In addition, immediately prior to the merger Manhattan Research had outstanding options and warrants to purchase an aggregate of 172,856 shares of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 2,196,944 shares of our common stock. Since the stockholders of Manhattan Research received the majority of our voting shares, the merger was being accounted for as a reverse acquisition whereby Manhattan Research was the accounting acquirer (legal acquiree) and we were the accounting acquiree (legal acquirer). Based on the five-day average price of our common stock of $0.50 per share, the purchase price approximated $2,336,000 plus approximately $33,000 of acquisition costs, which represents 20 percent of the market value of the combined Company's post-merger total outstanding shares of 23,362,396. In connection with the merger, we changed our name from "Atlantic Technology Ventures, Inc." to "Manhattan Pharmaceuticals, Inc." At the time of the merger, Manhattan Research recognized patents and licenses for substantially all of the purchase price. As a result of acquiring Manhattan Research, the Company received new technologies. A formal purchase price allocation was completed in the third quarter of 2003.

         In April 2003, we entered into a license and development agreement with NovaDel Pharma, Inc. ("NovaDel"), under which we received certain worldwide, exclusive rights to develop and commercialize products related to NovaDel's proprietary lingual spray technology for delivering propofol for pre-procedural sedation. Under the terms of this agreement, we agreed to use our commercially reasonable efforts to develop and commercialize the licensed products, to obtain necessary regulatory approvals and to thereafter exploit the licensed products. The agreement also provides that NovaDel will undertake to perform, at our expense, a substantial portion of the development activities, including without limitation, preparation and filing of various applications with applicable regulatory authorities.

         In consideration of the license, upon the occurrence of certain development and regulatory events, we are obligated to make payments to NovaDel upon the occurrence of certain milestones, including filing a New Drug Application or "NDA" that is accepted for review by the FDA for a licensed product, filing a European Marketing Application for a licensed product, having a filed NDA approved by the FDA, having a European Marketing Application accepted for review within the European Union, receiving commercial approval in Japan, Canada, Australia and South Africa, and upon receiving regulatory approval in certain other countries. The aggregate amount of the milestone payments is significant in light of our currently available resources. In addition, we are obligated to pay to NovaDel an annual royalty based on a fixed rate of net sales of licensed products, or if greater, the annual royalty is based on our net profits from the sale of licensed products at a rate that is twice the net sales rate. In the event we sublicense the licensed product to a third party, we are obligated to pay royalties based on a fixed rate of fees or royalties received from the sublicensee until such time as we recover our out-of-pocket costs, and thereafter the royalty rate doubles. Because of the continuing development efforts required of NovaDel under the agreement, the royalty rates are substantially higher than customary for the industry. We are also required to pay an up-front fee in installments contingent on whether we receive certain amounts through financings, revenues or otherwise. To date, we have paid and expensed $125,000 of such up-front fee.

         NovaDel may terminate the agreement (i) upon 10 days' notice if we fail to make any required milestone or royalty payments, (ii) if we fail to obtain financing of at least $5,000,000 by March 31, 2004 (see above), or (iii) if we become bankrupt or if a petition in bankruptcy or insolvency is filed and not dismissed within 60 days or if we become subject to a receiver or trustee for the benefit of creditors. Each party may terminate the agreement upon 30 days' written notice and an opportunity to cure in the event the other party committed a material breach or default. We may also terminate the agreement for any reason upon 90 days' notice to NovaDel.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "MHTT.OB". This has an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for shares of our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for shares of our common stock.

CRITICAL ACCOUNTING POLICIES

         In December 2001, the SEC requested that all registrants discuss their most "critical accounting policies" in management's discussion and analysis of financial condition and results of operations. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of the company's financial condition and results and requires management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our significant accounting policies are described in Note 1 to our consolidated financial statements included in our previously filed Annual Report on Form 10-KSB for the year ended December 31, 2002; however, we believe that none of them is considered to be critical.

RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No.146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity." SFAS No. 146 requires that liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This statement also established that fair value is the objective for initial measurement of the liability. The provisions of SFAS No. 146 are effective for exit or disposal activities that initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material impact on our consolidated financial statements.

         In December 2002, FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation- Transition and Disclosure an Amendment of SFAS No. 123." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock- based employee compensation and the effect of the method used on reported results. The Company adopted the disclosure provisions of SFAS No. 148, effective January 1, 2003.

                                    BUSINESS

OVERVIEW

         We are engaged in the business of developing and commercializing early-stage technologies, particularly biomedical and pharmaceutical technologies. We aim to acquire proprietary rights to these technologies, by license or acquiring an ownership interest, fund their research and development and eventually bring the technologies to market. We do not have any drugs or other products available for sale, but we are currently researching and developing two biomedical technologies:

         o Oleoyl-estrone, an orally administered hormone attached to a fatty-acid that has been shown to cause significant weight loss in preclinical animal studies regardless of dietary modifications; and

         o Lingual spray propofol, a proprietary lingual spray technology to deliver propofol for pre-procedural sedation prior to diagnostic, therapeutic or endoscopic procedures.

Although we are primarily focused on developing these technologies, we continue to seek to acquire proprietary rights to other biomedical and pharmaceutical technologies, by licensing or acquiring an ownership interest, funding their research and development and bringing the technologies to market.

         We were incorporated in Delaware on May 18, 1993 under the name "Atlantic Pharmaceuticals, Inc." and in March 2000, we changed our name to "Atlantic Technology Ventures, Inc." On February 21, 2003, we completed a "reverse" acquisition of privately-held Manhattan Research Development, Inc. (formerly known as Manhattan Pharmaceuticals, Inc.), a Delaware corporation. To effect this transaction, we caused Manhattan Pharmaceuticals Acquisition Corp., our wholly-owned subsidiary, to merge with and into Manhattan Research Development, with Manhattan Research Development surviving as our wholly owned subsidiary. In accordance with the terms of the merger, the outstanding shares of common stock of Manhattan Research Development automatically converted into the right to receive an aggregate of approximately 80 percent of our outstanding common stock (after giving effect to the transaction). For accounting purposes, however, Manhattan Research Development was treated as the acquiring company. In connection with the merger, we also changed our name to "Manhattan Pharmaceuticals, Inc."

 OLEOYL-ESTRONE

         We acquired rights to oleoyl-estrone, a hormone modified by an attachment to a fatty acid, as a result of our merger with Manhattan Research Development in February 2003. Oleoyl-estrone is an orally administered small molecule that has been shown to cause significant weight loss in preclinical animal studies regardless of dietary modifications. We believe that oleoyl-estrone causes weight loss in two ways. First, the scientific community believes that weight loss is regulated by a part of the hypothalamus, located in the brain, called the ponderostat. It is believed that the ponderostat regulates the body's weight in a manner similar to the way in which a thermostat regulates a room's temperature. Preclinical studies suggest that oleoyl-estrone resets the ponderostat, telling the body that a lower weight is normal. We believe that this signal then decreases appetite, which leads to weight loss that may be maintained even after oleoyl-estrone treatment is discontinued. Second, fat cells that have been treated with oleoyl-estrone appear to shrink in size, indicating a local effect of oleoyl-estrone acting directly on the cells. The apparent dual effect of oleoyl-estrone leads us to believe that the drug has the potential to cause weight loss in a variety of obese and overweight patients.

         Oleoyl-estrone was initially developed by researchers at the University of Barcelona ("UB") in Spain. Throughout a decade of research, scientists of the Nitrogen-Obesity Research Group at UB noted that hormones that effect metabolism play a significant role in body weight regulation. At the same time, the obesity research community suggested that weight is regulated by the ponderostat, a central mechanism in the hypothalamus of the brain believed to set the point of ideal weight. Researchers at UB believe that a hormone controls the ponderostat, raising or lowering body weight by changing the central set point for the entire body.

         After examining the available work related to estrogens and changes in body weight and body fat percentage (such as during pregnancy), researchers at UB noted that the estrogen-like hormone, estrone, was elevated in the blood of both obese men and women. Initially thought to be a simple estrogen, UB researchers noticed that although estrone levels were elevated, very few obese men manifest the effects of elevated estrogen levels. Further testing revealed that oleoyl-estrone was the main form of estrone that existed in obese patients. The researchers suggested that when cells become filled with fat they produce oleoyl-estrone, signaling the brain to lose weight. They further suggested that fat cells in obese people do not produce sufficiently high levels of oleoyl-estrone to signal the ponderostat to suppress appetite and cause weight loss. Based on this concept, investigators at UB believed that they could induce weight loss by increasing levels of oleoyl-estrone in obese individuals. When oleoyl-estrone was given to rats, the rats lost weight in a dose-dependent manner, supporting out the idea that oleoyl-estrone is a primary weight loss signal produced by fat cells. At the doses employed, no side effects were observed in the rats and, in female rats, uterine size remained unchanged, indicating that oleoyl-estrone did not act as an estrogen.

         During the first quarter of 2003, we contracted and successfully completed reference batch manufacture of oleoyl-estrone. This enabled us to further refine the manufacturing and chemical analysis process, and to allocate a portion of this purified drug substance for formulation studies.

LINGUAL SPRAY PROPOFOL

         On April 4, 2003, we entered into a License and Development Agreement (the "Propofol License") with NovaDel Pharma Inc. ("NovaDel") for the worldwide, exclusive rights to NovaDel's proprietary lingual spray technology to deliver propofol for preprocedural sedation prior to diagnostic, therapeutic or endoscopic procedures.

         Propofol is currently delivered in an oily emulsion for intravenous infusion for induction and maintenance of general anesthesia or "monitored anesthesia care" in operating rooms, or deep sedation in intensive care units. Sales of intravenous propofol in 1998 were reported to be in excess of $518 million annually. Propofol has previously not been available for dosing via a convenient route of administration for office-based and other ambulatory uses. Accordingly, we have filed a patent application for this new method of use. Other patents are being prepared related to Manhattan's non-oily, novel formulation. In June 2003, the Company and NovaDel jointly announced commencement of the Development Program.

         We believe that delivering propofol via this proprietary delivery system provides many advantages over currently formulated sedatives. In addition to the convenience and ease of administration, the lingual spray route will eliminate delayed onset and poor coordination of timing associated with oral sedative administration, and allow for rapid clinical responses typical of intravenous delivery (i.e. < 5 minutes). Lingual spray propofol is intended to allow patients to tolerate unpleasant procedures, by relieving anxiety and producing a pleasant, short-term amnesia. Particularly in children and adults unable to cooperate, mild sedation expedites the conduct of numerous ambulatory procedures that are not particularly painful, but which require the patient to remain still for the best technical result.

         Novadel's delivery systems (both patented and patent-pending) are lingual sprays, enabling drug absorption through the oral mucosa and more rapid absorption into the bloodstream than presently available oral delivery systems. NovaDel refers to its delivery system as Immediate-Immediate Release (I2RTM) because its delivery system is designed to provide therapeutic benefits within minutes of administration. We are working with NovaDel to develop, manufacture and commercialize the licensed product. Initial formulation work has commenced and, while there can be no assurance, we anticipate filing an Investigational New Drug Application (IND) by early 2004 and commencing human clinical trials shortly thereafter.

MARKET  AND COMPETITION

         According to estimates, the market for prescription anti-obesity drugs is approximately $10 billion, or equal to that of diabetes. It is estimated that 61 percent of Americans are overweight and that 26 percent are obese. According to the National Institute of Health's estimate, direct costs for the treatment of obesity in 1988 were in excess of $45 billion and accounted for nearly 8 percent of the total national cost of health care in the United States. By 1999, direct costs for the treatment of obesity had reached $102.2 billion dollars. Meridia(R) and Xenical(R), two currently approved anti-obesity medications, together accounted for approximately $800 million in sales in 2001. We believe that the disease currently lacks a treatment that is safe and effective for most patient groups, and that oleoyl-estrone has the potential to meet the needs of this market.

         To date, Midazolam (now a generic), which is delivered both intravenously and orally, has dominated the preprocedural sedation market, posting sales of $536 million in 1999. However, serious adverse events are reported in midazolam's package insert, including respiratory depression, airway obstruction, oxygen desaturation, apnea and even respiratory arrest. In contrast, at the doses being developed by us, we believe that Propofol Lingual Spray may offer a safer, noninvasively administered alternative to midazolam. Propofol's rapid onset profile will allow clinicians to more accurately time its peak effects during procedures, as well as to determine the precise concentration needed for desired levels of sedation.

         Competition in the pharmaceutical industry, and the anti-obesity drug market in particular, is intensely competitive. In addition to Abbott Laboratories, Inc. and Roche Holdings AG, the makers of Meridia(R) and Xenical,(R) respectively, some of the largest drug companies in the world have anti-obesity drugs currently in development, including GlaxoSmithKline PLC, Johnson & Johnson, Inc., Bristol-Myers Squibb Company, Regeneron Pharmaceutical, Inc., Phytopharm, PLC, Amgen, Inc. These companies are all substantially larger and more established than we are and have significantly greater financial and other resources than we do.

INTELLECTUAL PROPERTY

         Our goal is to obtain, maintain and enforce patent protection for our products, formulations, processes, methods and other proprietary technologies, preserve our trade secrets, and operate without infringing on the proprietary rights of other parties, both in the United States and in other countries. Our policy is to actively seek to obtain, where appropriate, the broadest intellectual property protection possible for our product candidates, proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the U.S. and elsewhere in the world.

         We also depend upon the skills, knowledge and experience of our scientific and technical personnel, as well as that of our advisors, consultants and other contractors, none of which is patentable. To help protect our proprietary know-how which is not patentable, and for inventions for which patents may be difficult to enforce, we rely on trade secret protection and confidentiality agreements to protect our interests. To this end, we require all employees, consultants, advisors and other contractors to enter into confidentiality agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.

         Oleoyl-estrone

         We currently have worldwide, exclusive license rights to the U.S. and foreign patents and patent applications set forth below pursuant to license agreements with Oleoyl-estrone Developments, SL, a Spanish corporation, regarding the use of oleoyl-estrone for the treatment of human disease:

         1. US Patent No. 5,798,348 entitled "Fatty-acid monesters of estrogens for the treatment of obesity and/or overweight." M. Alemany, Inventor. Application filed, October 30, 1996. Patent issued August 25, 1998.

         2. European Patent No. 771.817 entitled "Fatty-acid monoesters of estrogens for the treatment of obesity and/or overweight." M. Alemany, Inventor. Application filed, October 28, 1996. Patent issued May 7, 1997.

         3. Patent Cooperation Treaty and Spanish Patent Application No. ES 200100785 entitled "Fatty-acid monoesters of estrogens acting as anti-diabetic and hypolipidemia agents." M. Alemany Lamana, Francisco Javier Remesar Betiloch, and Jose Antonio Fernandez Lopez, Inventors. Application filed March 28, 2001.

         The U.S. and European patents have numerous, detailed, and specific claims for both the composition of oleoyl-estrone, and its method of use for weight loss. Our rights to these patents are subject to the terms of a February 2002 license agreement between us and Oleoyl-estrone Developments. The license agreement provides us with an exclusive, worldwide right to the intellectual property covered by the license agreement, including the right to grant sublicenses. Although we are not obligated to pay royalties to Oleoyl-estrone Developments, the license agreement requires us to make certain performance-based milestone payments.

         Propofol

         Pursuant to the NovaDel license agreement, we have an exclusive, worldwide license to NovaDel's proprietary lingual spray technology to deliver propofol for preprocedural sedation prior to diagnostic, therapeutic or endoscopic procedures. Our rights under the NovaDel License include license rights to the following patents held by NovaDel:

         1. U.S. Patent No. 5,955,098, entitled "Buccal Non Polar Spray or Capsule." H.A. Dugger, III, Inventor. Application filed April 12, 1996. Patent issued September 21, 1999.

         2. U.S. Patent No. 6,110,486, entitled "Buccal Polar Spray or Capsule." H.A. Dugger, III, Inventor. Application filed November 25, 1998. Patent issued August 29, 2000.

         3. European Patent No. 0904055 entitled "Buccal, Non-Polar Spray or Capsule." H.A. Dugger, III, Inventor. Application filed, February 21, 1997. Patent issued April 16, 2003.

MANUFACTURING

         We do not have any manufacturing capabilities. We have been in contact with several contract "Good Manufacturing Process" (GMP) manufacturers for the supply of both oleoyl-estrone and lingual spray propofol that will be necessary to conduct Phase I human clinical trials. A method has been identified for synthesizing oleoyl-estrone, and can be done through simple reactions that produce the substance at above 99 percent purity. We believe that the production of oleoyl-estrone will involve one contract manufacturer for clinical trials. Bids are being received from multiple providers, so that provider redundancy can be maintained during product launch.

GOVERNMENT REGULATION

         Regulation by government authorities in the United States and foreign countries is a significant factor in the research, development, manufacture, and marketing of oleoyl-estrone and lingual spray propofol. Oleoyl-estrone and any future product candidate will require regulatory approval before they can be commercialized. In particular, human therapeutic products are subject to rigorous preclinical and clinical trials and other premarket approval requirements by the FDA and foreign authorities. Many aspects of the structure and substance of the FDA and foreign pharmaceutical regulatory practices have been reformed during recent years, and continued reform is under consideration in a number of forums. The ultimate outcome and impact of such reforms and potential reforms cannot be reasonably predicted.

         Clinical trials are conducted in accordance with certain standards under protocols that detail the objectives of the study, the parameters to be used to monitor safety, and the efficacy criteria to be evaluated. Each protocol must be submitted to the FDA. The phases of clinical studies may overlap. The designation of a clinical trial as being of a particular phase is not necessarily indicative that such a trial will be sufficient to satisfy the parameters of a particular phase, and a clinical trial may contain elements of more than one phase notwithstanding the designation of the trial as being of a particular phase. We cannot assure you that the results of preclinical studies or early stage clinical trials will predict long-term safety or efficacy of our compounds when they are tested or used more broadly in humans. Various federal and state statutes and regulations also govern or influence the research, manufacture, safety, labeling, storage, record keeping, marketing, transport, or other aspects of such products. The lengthy process of seeking these approvals and the compliance with applicable statutes and regulations require the expenditure of substantial resources. Any failure by us or our any future collaborators or licensees to obtain, or any delay in obtaining, regulatory approvals could adversely affect the marketing of our product candidates and any other products and our ability to receive product or royalty revenue.

EMPLOYEES

         We currently have 4 employees: a president & chief executive officer, a chief financial officer & chief operating officer, a manager of clinical development and an administrative assistant.

PROPERTIES

         Since February 2003, our executive offices have been located at 787 Seventh Avenue, 48th Floor, New York, New York 10019. We currently occupy this space pursuant to an oral understanding under which we pay rent of approximately $6,400 per month. We are currently negotiating a longer-term written lease with our landlord and we anticipate our monthly rental payments to remain at that amount.

         We believe that our existing facilities are adequate to meet our current requirements. We do not own any real property.

LEGAL MATTERS

         We are not a party to any material litigation and are not aware of any threatened litigation that would have a material adverse effect on our business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                                                       Age   Position
----                                                       ---   --------
Leonard Firestone, M.D...............................       51   President and Chief Executive Officer and Director

Nicholas J. Rossettos, C.P.A.........................       38   Chief Financial Officer, Chief Operating Officer
                                                                 and Secretary

Joshua Kazam.........................................       26   Director

Michael Weiser, M.D., Ph.D...........................       40   Director

Joan Pons............................................       53   Director

David M. Tanen.......................................       32   Director

         LEONARD FIRESTONE, M.D., has been President, Chief Executive Officer and a director of our company since completion of the merger transaction with Manhattan Research Development in February 2003. Prior to the merger, Dr. Firestone served as president and chief executive officer of Manhattan Research Development since January 2003. From 2001 until he joined Manhattan Research Development, Dr. Firestone served as chief executive officer, director, and chief medical officer of Innovative Drug Delivery Systems, Inc., a privately-held, specialty pharmaceutical development company focused on pain relievers. Dr. Firestone previously was chief executive officer and chairman of University Anesthesiology and Critical Care Medicine Foundation, Inc., one of America's largest clinical practice management companies, from 1996 to 2001, as well as Chair of that Foundation's Pension Trustees from 1996 to 2001. He was awarded the endowed, University Professorship in his specialty at the University of Pittsburgh, and also held faculty appointments at Harvard Medical School (Massachusetts General Hospital), and Yale School of Medicine. Dr. Firestone received an M.D. from Yale University, where he also was a resident and clinical Fellow, and remains certified by his specialty Board. Dr. Firestone is a trained pharmacologist as well as clinician, having served as a National Institutes of Health (NIH) Postdoctoral Fellow at Harvard University, and has held prestigious NIH Principal Investigatorships consecutively from 1985 - 2001 and been a member of numerous NIH review committees and panels.

         NICHOLAS J. ROSSETTOS has been our Chief Financial Officer and Treasurer since April 2000 and our Chief Operating Officer since February 2003. From February 1999 until joining our company, Mr. Rossettos was Manager of Finance for Centerwatch, a pharmaceutical trade publisher headquartered in Boston, Massachusetts, that is a wholly owned subsidiary of Thomson Corporation of Toronto, Canada. Prior to that, from 1994, he was Director of Finance and Administration for EnviroBusiness, Inc., an environmental and technical management-consulting firm headquartered in Cambridge, Massachusetts. Mr. Rossettos is a certified public accountant and holds an M.S. in Accounting and M.B.A. from Northeastern University.

         JOSHUA KAZAM has been a director of our company since the completion of our merger transaction with Manhattan Research Development, Inc. in February 2003. He served as a director of Manhattan Research Development since December 2001. Since 2001, Mr. Kazam has been the Director of Investment for the Orion Biomedical Fund, a New York based private equity fund focused on biotechnology investments. Mr. Kazam attended the Wharton School of the University of Pennsylvania where he focused in finance and entrepreneurial management.

         MICHAEL WEISER, M.D., PH.D., has been a director of our company since the completion of our merger transaction with Manhattan Research Development, Inc. in February 2003. He served as a director of Manhattan Research Development since December 2001 and as its Chief Medical Officer from its inception until August 2001. Dr. Weiser is currently also the Director of Research of Paramount Capital Asset Management. Dr. Weiser is also a member of Orion Biomedical GP, LLC, and serves on the board of directors of several privately held companies. Dr. Weiser received an M.D. from New York University School of Medicine and a Ph.D. in Molecular Neurobiology from Cornell University Medical College. Dr. Weiser completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine and performed his post-graduate medical training in the Department of Obstetrics and Gynecology and Primary Care at New York University Medical Center. Dr. Weiser will dedicate only a portion of his time to our business.

         JOAN PONS has been a director of our company since February 21, 2003, the date of our merger with Manhattan Research Development. Prior to the merger, he served as a director of Manhattan Research Development from 2002. Since 2002, Mr. Pons has served chief executive officer of Oleoyl-Estrone Development S.L., a spin-off of the University of Barcelona. Pursuant to a January 2002 license agreement, we hold an exclusive worldwide license to several patents and patent applications relating to oleoyl-estrone, which are owned by Oleoyl-Estrone Development. From 1999 until joining Oleoyl-Estrone Development, Mr. Pons has served as Director of Franchising of Pans & Company, a fast-food company. From 1972 until 1999, Mr. Pons was employed in various finance and sales capacities by Gallina Blanca Purina S.A., a joint venture between St. Louis, Missouri based Ralston Purina Co. and Spanish based Agrolimen S.A., most recently serving as its National Sales & Marketing Director.

         DAVID M. TANEN has been a director of our company since January 2002. Since 1996, Mr. Tanen has served as an associate director of Paramount Capital, where he has been involved in the founding of a number of biotechnology start-up companies. Since February 2003, Mr. Tanen has also served as a director of Chiral Quest, Inc. (OTC: CQST) and he also serves as an officer or director of several other privately held development-stage biotechnology companies. Mr. Tanen holds a law degree from Fordham University School of Law.

         There are no family relationships among our executive officers or directors.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer and the other highest-paid executive officers serving as such at the end of 2003 whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of Manhattan received compensation in excess of $100,000 during fiscal year 2003.


                                           Summary Compensation Table
------------------------------------------- --------------------------------------------- ---------------- ------------------
                                                                                             LONG-TERM
                                                                                           COMPENSATION        ALL OTHER
                                                        ANNUAL COMPENSATION                   AWARDS       COMPENSATION ($)
------------------------------------------- --------------------------------------------- ---------------- ------------------
                                                                                            SECURITIES
                                                                         OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION        YEAR     SALARY($)     BONUS($)      COMPENSATION ($)   OPTIONS/SARS(#)
---------------------------------- -------- ----------- -------------- ------------------ ---------------- ------------------
Leonard Firestone (1)              2003       250,000      200,000               0               584,060           0
  Chief Executive Officer and      2002            --           --              --                    --          --
  President                        2001            --           --              --                    --          --
---------------------------------- -------- ----------- -------------- ------------------ ---------------- ------------------
Nicholas J. Rossettos              2003       142,788       25,000          22,397(2)            292,030
  Chief Operating Officer,         2002       107,645       25,000          10,000(3)             55,000           0
  Chief Financial Officer,         2001       125,000       25,000          10,000(3)             10,000           0
  Treasurer & Secretary
---------------------------------- -------- ----------- -------------- ------------------ ---------------- ------------------

--------------

(1) Dr. Firestone became chief executive officer of Manhattan Research Development, Inc. in January 2003 and, following the merger with Atlantic Technology Ventures, Inc. on February 21, 2003, he was appointed chief executive officer of our company. The above table reflects Dr. Firestone's combined compensation received from Manhattan Research Development and our company during fiscal 2003.

(2) Represents salary deferred from the prior fiscal year and prior to February 24, 2003.

(3) Represents matching contributions by us pursuant to our company's SAR-SEP retirement plan.

OPTIONS AND STOCK APPRECIATION RIGHTS

         The following table contains information concerning the grant of stock options under our stock option plans and otherwise to the executive officers identified below during the 2003 fiscal year.


              Option Grants in Last Fiscal Year (Individual Grants)

                                      NUMBER OF         PERCENT OF TOTAL
                                     SECURITIES           OPTIONS/SARS
                                     UNDERLYING            GRANTED TO
                                    OPTIONS/SARS          EMPLOYEES IN         EXERCISE OR BASE
            NAME                    GRANTED (#)            FISCAL YEAR        PRICE ($/SHARE)(1)     EXPIRATION DATE
-----------------------------    -------------------    ------------------    -------------------   ------------------
Dr. Firestone..............            584,600                 67                   0.40                2/24/2013

Mr. Rossettos..............            292,030(2)              33                   0.40                2/24/2013

-----------

(1) Exercise price is based on the closing sale price of our common stock on the last trading day preceding the grant date.

(2) Option vests 50 percent on February 24, 2004 and 50 percent on February 24, 2005.

OPTION EXERCISE AND HOLDINGS

         The following table provides information with respect to the executive officers named below concerning the exercisability of options during the 2003 fiscal year and unexercisable options held as of the end of the 2003 fiscal year. No stock appreciation rights were exercised during the 2003 fiscal year, and no stock appreciation rights were outstanding at the end of that fiscal year.

                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
----------------------------- -------------- ---------------- -------------------------------- ------------------------------------
                                                                                                VALUE OF UNEXERCISED IN-THE-MONEY
                                                               NO. OF SECURITIES UNDERLYING     OPTIONS/SARS AT FY-END (MARKET
                                                                UNEXERCISED OPTIONS/SARS AT     PRICE OF SHARES AT FY-END LESS
                                 SHARES                                 FY-END (#)                   EXERCISE PRICE) ($)(2)
                                ACQUIRED         VALUE        -------------------------------- ------------------------------------
NAME                           ON EXERCISE    REALIZED (1)     EXERCISABLE    UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----------------------------- -------------- ---------------- -------------- ----------------- ----------------- ------------------
Dr. Firestone                          0             --           584,600              0           689,828                  0
----------------------------- -------------- ---------------- -------------- ----------------- ----------------- ------------------
Mr. Rossettos                          0             --           208,515        158,515           192,573            176,423
----------------------------- -------------- ---------------- -------------- ----------------- ----------------- ------------------

-----------

(1) Equal to the fair market value of the purchased shares at the time of the option exercise over the exercise price paid for those shares.

(2) Based on the fair market value of our common stock on December 31, 2003 of $1.58 per share, the closing sales price per share on that date on the OTC Bulletin Board.

LONG TERM INCENTIVE PLAN AWARDS

         No long term incentive plan awards were made to any of our executive officers during the last fiscal year.

COMPENSATION OF DIRECTORS

         Non-employee directors are eligible to participate in an automatic stock option grant program pursuant to the 1995 stock option plan. Non-employee directors are granted an option for 10,000 shares of common stock upon their initial election or appointment to the board and an option for 2,000 shares of common stock on the date of each annual meeting of our stockholders for those non-employee directors continuing to serve after that meeting. During 2003 our board members did not receive any cash compensation for their services as directors, although directors are reimbursed for reasonable expenses incurred in connection with attending meetings of the board and of committees of the board.

EMPLOYMENT AGREEMENTS

         LEONARD FIRESTONE, M.D.

         Upon completion of the merger transaction with Manhattan Research Development, Inc. on February 21, 2003, Leonard Firestone, M.D. was appointed President and Chief Executive Officer. Dr. Firestone's employment with us is governed by a January 2003 employment agreement originally entered into between he and Manhattan Research Development, which we assumed following the merger. The agreement provides for term of employment that may be extended for additional one (1) year periods thereafter. Dr. Firestone was entitled to receive a base salary equal to $250,000 and up to an additional $150,000 upon the successful achievement of certain performance based milestones. In addition, in accordance with his employment agreement, upon the completion of the Manhattan Research Development merger, Dr. Firestone received an option to purchase an aggregate of 584,600 shares of our common stock at a price of $0.40 per share. The option vested on January 2, 2004.

         We entered into a new employment agreement with Dr. Firestone dated January 2, 2004. Under the terms of his new employment agreement, Dr. Firestone is entitled to a base salary of $325,000 per year and a guaranteed bonus of $75,000 payable on each anniversary of the employment agreement so long as Dr. Firestone remains employed by us, and up to an additional $200,000 upon the achievement of certain performance related milestones. In addition, Dr. Firestone is eligible to receive a discretionary bonus in an amount up to his base salary, as determined by the board of directors in its discretion. We also agreed to grant to Dr. Firestone options to purchase an additional 600,000 shares of our common stock under our 2003 Stock Option Plan, which option will vest in two equal installments on the first and second anniversaries of his employment agreement.

         NICHOLAS J. ROSSETTOS

         Mr. Rossettos' employment with us is pursuant to a February 2003 employment agreement. This agreement has a two-year term ending on February 21, 2005, which may be extended for additional one (1) year periods thereafter. Under the agreement, Mr. Rossettos is entitled to an annual salary of $150,000 in addition to health, disability insurance and other benefits. Pursuant to his employment agreement, on February 24, 2003, Mr. Rossettos was granted an option to purchase an aggregate of 1,460,150 shares of common stock at a price of $0.40 per share. The option vests in two equal installments on each of February 24, 2004 and February 24, 2005. Mr. Rossettos and his dependents are eligible to receive paid medical and long term disability insurance and such other health benefits as we make available to other senior officers and directors. Mr. Rossettos reports to the Chief Executive Officer and President.

         JOSHUA KAZAM

         Mr. Kazam provides services to our company pursuant to a consulting agreement dated March 1, 2003. The consulting agreement provides that Mr. Kazam will render services to us in connection with corporate financing activities and preparation of grant applications that we may from time to time need. We are required to pay to Mr. Kazam $4,167 per month during the term of the consulting agreement. The consulting agreement provides for a term of one year, which may be extended for 30 day periods thereafter. The consulting agreement also provides that either we or Mr. Kazam may terminate the agreement upon 30 days' notice.

         MICHAEL WEISER, M.D., PH.D.

         Dr. Weiser provides services to our company pursuant to a consulting agreement dated March 1, 2003. The consulting agreement provides that Dr. Weiser will provide scientific advisory services to us in the areas of obesity and drug delivery. We are required to pay to Dr. Weiser $6,250 per month during the term of the consulting agreement. The consulting agreement provides for a term of one year, which may be extended for 30 day periods thereafter. The consulting agreement also provides that either we or Mr. Kazam may terminate the agreement upon 30 days' notice.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the our common stock as of January 12, 2004, by (i) each person known by us to be the beneficial owner of more than 5 percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 787 Seventh Avenue, 48th Floor, New York, New York 10019.


                                                                        SHARES
          NAME                                                    BENEFICIALLY OWNED           PERCENT OF CLASS
          ----                                                    ------------------           ----------------
          Leonard Firestone(1).................................        584,060                       2.1

          Nicholas J. Rossettos(2).............................        208,515                        *

          Joshua Kazam.........................................        244,025                        *

          Michael Weiser.......................................      1,367,561                       5.1

          Joan Pons(3).........................................      4,157,037                      15.5

          David M. Tanen(4)....................................        377,814                       1.4

          All directors and officers as a group (5)                  6,939,012                      26.6

          Lindsay A. Rosenwald(6)..............................      3,345,961                      12.4

          Oleoylestrone Developments, SL(7)....................      4,157,037                      15.5
              Josep Samitier 1-5, Barcelona Science Park
              08028 Barcelona Spain

          Jay Lobell(8)........................................      4,078,890                      15.1
              365 West End Avenue
              New York, New York 10024

-----------
         *   Less than 1.0%

      (1) Includes 584,060 shares issuable upon the exercise (at a price of $0.40 per share) of a vested option.

      (2) Includes shares underlying options that are currently exercisable, or will be exercisable within 60 days: (i) 10,000 shares issuable upon exercise at a price of $20.94 per share; (ii) 10,000 shares issuable upon exercise at a price of $4.375 per share of an option;
            (iii) 17,500 shares issuable upon the exercise at a price of $1.25 per share; (iv) 25,000 shares issuable upon exercise at a price of $1.00 per share; and (v) 146,015 shares issuable upon exercise at a price of $0.40 per share. Does not include the following shares issuable upon exercise of options that are not currently exercisable: (a) 146,015 shares issuable upon the exercise (at a price of $0.40 per share) of an option that vests on February 24, 2005; (b) 2,500 shares issuable upon the exercise (at a price of $1.25 per share) of an option vesting on February 19, 2005; and (c) 10,000 shares issuable upon the exercise (at a price of $1.25 per share) of an option that vests in February 2007.

      (3) Represents shares beneficially owned by Oleoylestrone Developments, SL, of which Mr. Pons is chief executive officer.

      (4) Includes shares underlying options that are currently exercisable, or will be exercisable within 60 days: (i) 8,833 shares issuable upon exercise at a price of $1.25 per share and (ii) 400 shares issuable upon exercise at a price of $0.40 per share. Does not include the following shares issuable upon exercise of options that are not currently exercisable: (i) 667 shares issuable upon exercise (at a price of $1.25 per share) of an option that vests on January 28, 2005 and (ii) 2,500 shares issuable upon exercise (at a price of $1.25 per share) of an option that vests on January 28, 2005.

      (5) Includes 801,808 shares issuance upon exercise of options. Does not include any shares held by Oleoylestrone Developments, SL, of which Mr. Pons is chief executive officer.

      (6) Includes 221,109 shares of common stock issuable upon conversion of 24,322 shares of Series A Convertible Preferred Stock held by Dr. Rosenwald. Dr. Rosenwald is the sole owner of both Huntington Street Corporation and June Street Corporation. Dr. Rosenwald is also the Chairman of Paramount Capital, Inc. Dr. Weiser and Messrs. Kazam and Tanen are employed by Paramount Capital, Inc. or one of its affiliates.

      (7) Mr. Pons is the chief executive officer of Oleoylestrone Developments, SL.

      (8) Includes 88,345 shares of common stock issuable upon conversion of 9,718 shares of Series A Convertible Preferred Stock held by Mr. Lobell. Also includes 3,788,441 shares of common stock held by eight separate trusts with respect to which Mr. Lobell is either trustee or manager and in either case has investment and voting power, including 220,855 shares of common stock issuable upon conversion of 24,294 shares of Series A Convertible Preferred Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to the terms of a license agreement dated February 15, 2002 by and between Manhattan Research Development, Inc., our wholly owned subsidiary, and Oleoylestrone Developments, SL, we have an exclusive, worldwide license to U.S. and foreign patents and patent applications relating to certain technologies. Although we are not obligated to pay royalties to Oleoylestrone Developments, the license agreement requires us to make certain performance-based milestone payments. See "Business - Intellectual Property." As a result of our acquisition of Manhattan Research Development in February 2003, Oleoylestrone Developments owns approximately 16 percent of our outstanding common stock. Additionally, Mr. Pons, a member of our board of directors, is chief executive officer of Oleoylestrone Developments. We believe that our agreement with Oleoylestrone Developments was made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

         Dr. Weiser and Mr. Kazam, directors of our company, each provide consulting services to us pursuant in exchange for monthly compensation of $6,250 and $4,167, respectively. See "Management - Employment Agreements."

         Dr. Weiser and Messrs. Kazam and Tanen, all of whom are directors of our company, are employees of Paramount Capital, Inc. or its affiliates, a corporation of which Dr. Lindsay A. Rosenwald is the chairman and sole shareholder. Dr. Rosenwald beneficially owns approximately 12.4 percent of our common stock and various trusts established for the benefit of Dr. Rosenwald or members of his immediate family beneficially own 14.2 percent of our outstanding common stock. Collectively, Dr. Weiser and Messrs. Kazam and Tanen beneficially own 7.4 percent of our outstanding common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR COMMON STOCK

         Our common stock was listed on the Nasdaq SmallCap Market until August 2001 and since that times it has been quoted on the Over-the-Counter Bulletin Board, or "OTC Bulletin Board." Our common stock trades on the OTC Bulletin Board under the symbol "MHTT.OB." The following table lists the high and low price for our common stock (as adjusted for our 1-for-5 stock combination effected on September 25, 2003) as quoted on the OTC Bulletin Board during each quarter within the last two fiscal years:

                                                            PRICE RANGE
                                                 --------------- --- ---------------
QUARTER ENDED                                         HIGH                LOW
---------------------------------------------    ---------------     ---------------
March 31, 2002..............................         $1.500              $0.800
June 30, 2002...............................          1.700               0.600
September 30, 2002..........................          0.950               0.500
December 31, 2002...........................          0.850               0.250

March 31, 2003..............................         $0.850              $0.250
June 30, 2003...............................          1.650               0.600
September 30, 2003..........................          2.500               1.100
December 31, 2003...........................          2.000               1.200

         The quotations from the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

RECORD HOLDERS

         The number of holders of record of our common stock as of January 9, 2004 was 370. The number of record holders of our Series A Convertible Preferred Stock was 154 as of January 2, 2004.

DIVIDENDS

         We have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the resale of any of the shares offered by this prospectus by the selling stockholders.

                              SELLING STOCKHOLDERS

         The following table sets forth the number of shares of the common stock owned by the selling stockholders as of January 12, 2004, and after giving effect to this offering.

                                                                            NUMBER OF      NUMBER OF
                                                                             SHARES         SHARES
                                                                           OFFERED BY     OFFERED BY
                                                            NUMBER OF        SELLING        SELLING
                                                           OUTSTANDING     STOCKHOLDER    STOCKHOLDER      PERCENTAGE
                                              SHARES         SHARES       ISSUABLE UPON    ISSUABLE        BENEFICIAL
                                           BEFEFICIALLY    OFFERED BY      CONVERSION        UPON           OWNERSHIP
                                           OWNED BEFORE      SELLING       OF SERIES A     EXERCISE           AFTER
 NAME                                       OFFERING(1)    STOCKHOLDER      STOCK(1)      OF WARRANTS       OFFERING
 ----------------------------------------  -------------- --------------  --------------  --------------  --------------
                            SHARES ISSUED IN CONNECTION WITH JANUARY 2004 PRIVATE PLACEMENT
 Atlas Fund,LLC............................. 1,818,181     1,818,181               0                0           --
 MHR Capital Partners, L.P.................. 1,323,186       764,988               0                0           --
 Jacob Gottlieb ............................ 2,045,453(2)    227,272               0                0           --
 Mark Rechesky..............................   454,546       454,546               0                0           --
 Hillel Goldstein...........................    14,546        14,546               0                0           --
 Sai Devabhaktuni...........................    45,455        45,455               0                0           --
 Mark Rosenberg.............................     9,091         9,090               0                0           --
 Emily Fine.................................    18,182        18,181               0                0           --
 Tariq Fancy................................     2,728         2,728               0                0           --
 Luciano M. Murelli.........................    13,650        13,650               0                0           --
 Paramount Capital, Inc.....................   925,576             0               0          326,499           --
   Subtotal:                                               3,368,637                          326,499

                      SHARES ISSUED IN CONNECTION WITH SERIES A PREFERRED STOCK PRIVATE PLACEMENT

 Allied Diesel Service, Inc. Employee
   Profit Sharing Plan.......................   24,290             0          24,290                0           --
 Alfonse M. D'Amato Defined Benefit Plan.....   97,180             0          97,180                0           --
 Andrew Grossman D/C Profit Sharing Plan.....   25,887             0          24,290                0            *
 Anthony Argyrides...........................   26,498             0          24,290            2,208           --
 Anthony Polak "S"...........................  181,670(3)          0          24,290                0            *
 Anthony Polak IRA...........................  181,670(3)          0          24,290                0            *
 Artero Inc..................................  132,500             0          58,310                0            *
 Artero Profit Sharing Plan..................   27,900             0          24,290                0            *
 Asher Family Trust..........................   48,590             0          48,590                0           --
 Autobuy Inc.................................   24,290             0          24,290                0           --
 Barbara Coffee..............................   24,290             0          24,290                0           --
 Barbara Scharf..............................   24,290             0          24,290                0           --
 Bill McCurtain..............................   24,290             0          24,290                0           --
 Brapo Associates............................   24,290             0          24,290                0           --
 Bruce Gomberg...............................   24,290             0          24,290                0           --
 Catharina Polak Trust.......................   24,290             0          24,290                0           --
 Catherine Hicks.............................   24,290             0          24,290                0           --
 Charles Harris..............................   97,180             0          97,180                0           --
 Charles Re Profit Sharing Plan..............   26,287             0          24,290                0            *
 Daniel Berkowitz IRA........................   24,790             0          24,290                0            *
 David Lasco.................................   97,180             0          97,180                0           --
 David Minkoff...............................   26,498             0          24,290            2,208           --
 David Phipps................................   24,290             0          24,290                0           --
 David Swerdloff IRA.........................   24,290             0          24,290                0           --
 Davis & Barbara Gaynes......................   24,290             0          24,290                0           --
 Dean M. Erickson '79 Irrevocable Trust......   68,020             0          68,020                0           --
 Domanco Ventura Capital.....................   24,290             0          24,290                0           --

                                                                            NUMBER OF      NUMBER OF
                                                                             SHARES         SHARES
                                                                           OFFERED BY     OFFERED BY
                                                            NUMBER OF        SELLING        SELLING
                                                           OUTSTANDING     STOCKHOLDER    STOCKHOLDER      PERCENTAGE
                                              SHARES         SHARES       ISSUABLE UPON    ISSUABLE        BENEFICIAL
                                           BEFEFICIALLY    OFFERED BY      CONVERSION        UPON           OWNERSHIP
                                           OWNED BEFORE      SELLING       OF SERIES A     EXERCISE           AFTER
 NAME                                       OFFERING(1)    STOCKHOLDER      STOCK(1)      OF WARRANTS       OFFERING
 ----------------------------------------  -------------- --------------  --------------  --------------  --------------
 Drew Netter IRA.............................   24,290             0          24,290                0           --
 Edgar & Kim Massabni........................   24,290             0          24,290                0           --
 Edward Lewitt...............................   24,290             0          24,290                0           --
 Elias Sayour Foundation.....................   25,942             0          24,290                0            *
 Elizabeth Genzer Trust......................   24,290             0          24,290                0           --
 Elliot & Ronald Fatoullah...................   25,617             0          24,290                0            *
 Emeric R. Holderith.........................    9,720             0           9,720                0           --
 Equity Interest Inc.........................   24,290             0          24,290                0           --
 Far Ventures................................   32,893             0          24,290                0            *
 Florence E. Luvera..........................   24,290             0          24,290                0           --
 Frederick Polak.............................   25,090             0          24,290                0            *
 Gary Stadtmauer.............................   24,290             0          24,290                0           --
 Girish C. Sham..............................   24,290             0          24,290                0           --
 Harari Family LLC...........................   24,290             0          24,290                0           --
 Howard Tooter...............................   24,290             0          24,290                0           --
 Jack Polak..................................   24,290             0          24,290                0           --
 Jerry & Lilli Weinger.......................   97,180             0          97,180                0           --
 Joan Grillo.................................   24,290             0          24,290                0           --
 John Gross IRA..............................   24,885             0          24,290                0            *
 Jon Rubin Trust.............................   24,290             0          24,290                0           --
 Jonathan Rothchild..........................  134,300             0          87,460                0            *
 Jonathan Young IRA..........................   48,590             0          48,590                0           --
 Joseph & Dorothy Papp.......................   24,290             0          24,290                0           --
 Joseph Cavanagh.............................   97,180             0          97,180                0           --
 Judith & Jerry Huff.........................    9,720             0           9,720                0           --
 Kevin Clarke IRA............................   24,290             0          24,290                0           --
 Kim Cirelli.................................   24,290             0          24,290                0           --
 Landing Wholesale Group Defined.............   19,440             0          19,440                0           --
 Larry & Rebecca Warner......................   11,660             0          11,660                0           --
 Lee Pearlmutter Trust.......................   9,7200             0           9,720                0           --
 Leonard Greenbaum...........................   35,333             0          24,290           11,043           --
 Leslie & Sybil Rosenberg....................   24,290             0          24,290                0           --
 Mark Engelbert..............................   24,290             0          24,290                0           --
 Margrit Polak "S"...........................   24,630             0          24,290                0            *
 Mark Children's Trust.......................   24,290             0          24,290                0           --
 Maura Kelly.................................   24,290             0          24,290                0           --
 Michael & Lorraine Gelardi..................   25,290             0          24,290                0            *
 Michael Berlinger...........................   24,290             0          24,290                0           --
 Michael Stone...............................   48,590             0          48,590                0           --
 Michele Tarica..............................   24,290             0          24,290                0           --
 MRC Computer Profit Sharing Plan............   24,590             0          24,290                0            *
 Murray & Claire Stadtmauer..................   24,590             0          24,290                0            *
 Nancy Lane..................................   24,290             0          24,290                0           --
 Nanette Grossman............................   24,290             0          24,290                0           --
 Norton & Joan Hight.........................   24,690             0          24,290                0            *
 Paul McMillman & Susan Herzog...............   24,290             0          24,290                0           --
 Penny Chin..................................    7,290             0           7,290                0           --
 Peter Guardino IRA..........................   24,290             0          24,290                0           --
 Philip Wasserman............................   24,290             0          24,290                0           --

                                                                            NUMBER OF      NUMBER OF
                                                                             SHARES         SHARES
                                                                           OFFERED BY     OFFERED BY
                                                            NUMBER OF        SELLING        SELLING
                                                           OUTSTANDING     STOCKHOLDER    STOCKHOLDER      PERCENTAGE
                                              SHARES         SHARES       ISSUABLE UPON    ISSUABLE        BENEFICIAL
                                           BEFEFICIALLY    OFFERED BY      CONVERSION        UPON           OWNERSHIP
                                           OWNED BEFORE      SELLING       OF SERIES A     EXERCISE           AFTER
 NAME                                       OFFERING(1)    STOCKHOLDER      STOCK(1)      OF WARRANTS       OFFERING
 ----------------------------------------  -------------- --------------  --------------  --------------  --------------
 Randall Hight...............................   48,710             0          48,590                0            *
 Richard Kent................................   97,180             0          97,180                0           --
 Richard Wallace.............................   24,290             0          24,290                0           --
 RL Capital Partners.........................   26,191             0         242,940                0            *
 Robert Nash.................................   24,290             0          24,290                0           --
 Robert Rosenberg............................   24,290             0          24,290                0           --
 Robert Shapiro..............................   24,390             0          24,290                0            *
 Fiserve Securities A/C/F Roger R.
   Marks IRA.................................   24,687             0          24,290                0            *
 Rolanda Mendelle............................   24,290             0          24,290                0           --
 Ronald Lazar................................   29,692             0          24,290           61,837            *
 Ronald Lazar IRA............................   78,282             0          72,880                0            *
 Royal Pool..................................   24,290             0          24,290                0           --
 Scott & Charlotte Kaiden....................   24,290             0          24,290                0           --
 Sheila Fligel...............................   24,290             0          24,290                0           --
 Siegfried Mangels...........................   24,290             0          24,290                0           --
 Sim Farar...................................   97,180             0          97,180                0           --
 Steve Roman.................................   24,290             0          24,290                0           --
 Surinvest, Inc..............................   48,590             0          48,590                0           --
 Susan Zverin................................   24,690             0          24,290                0            *
 Teddy Chasanoff.............................   24,290             0          24,290                0           --
 Tim Moi.....................................    9,720             0           9,720                0           --
 William & Deborah Hicks.....................    9,720             0           9,720                0           --
 William H. Peterson Living Trust............   48,590             0          48,590                0           --
 William Liange..............................   24,290             0          24,290                0           --
 Wolfe F. Model..............................   24,687             0          24,290                0            *
 Albert Fried, Jr............................   48,590             0          48,590                0           --
 Alexander Pomper............................   48,590             0          48,590                0           --
 Alfred J. Sollami...........................   53,540             0          53,450                0           --
 Balanced Invesment LLC......................  348,028             0         242,940                0            *
 Benito Bucay................................   24,290             0          24,290                0           --
 Bruno Widmer................................   24,290             0          24,290                0           --
 Cooper A. McIntosh, MD......................   24,290             0          24,290                0           --
 David Jaroslawicz...........................   97,180             0          97,180                0           --
 David J. Bershad............................   72,880             0          72,880                0           --
 David W. Ruttenberg.........................   48,590             0          48,590                0           --
 E & M RP Trust..............................  145,770             0         145,770                0           --
 Eugenia VI Venture Holdings, Ltd............  485,890             0         485,890                0           --
 Gary Strauss................................   64,140             0          64,140                0           --
 Hahn Family Grandchildrens Trust............   48,590             0          48,590                0           --
 Harry & Susan Newton........................   99,180             0          97,180                0            *
 Howard Gittis...............................   97,180             0          97,180                0           --
 Isaac & Ivette Dabah 2002 Trust.............   97,180             0          97,180                0           --
 James Daly..................................   24,290             0          24,290                0           --
 J. Jay Lobell...............................4,078,890(4)            0          97,180                0         14.8
 Jose & Magdalena Sanchez-Padilla............   24,290             0          24,290                0           --
 Joseph Hickey...............................   97,180             0          97,180                0           --
 Joseph Natiello.............................   97,180             0          97,180                0           --
 Joseph Vale.................................  194,350             0         194,350                0           --
 Keys Foundation.............................  583,060             0         583,060                0           --

                                                                            NUMBER OF      NUMBER OF
                                                                             SHARES         SHARES
                                                                           OFFERED BY     OFFERED BY
                                                            NUMBER OF        SELLING        SELLING
                                                           OUTSTANDING     STOCKHOLDER    STOCKHOLDER      PERCENTAGE
                                              SHARES         SHARES       ISSUABLE UPON    ISSUABLE        BENEFICIAL
                                           BEFEFICIALLY    OFFERED BY      CONVERSION        UPON           OWNERSHIP
                                           OWNED BEFORE      SELLING       OF SERIES A     EXERCISE           AFTER
 NAME                                       OFFERING(1)    STOCKHOLDER      STOCK(1)      OF WARRANTS       OFFERING
 ----------------------------------------  -------------- --------------  --------------  --------------  --------------
 Rosenwald 2000 Family Trust.................  520,011             0         242,940                0          1.0
 Larry & Shirley Kessel......................   24,290             0          24,290                0           --
 Lindsay A. Rosenwald, M.D...................2,536,864             0         243,220                0          8.6
 Marc Florin IRA.............................   48,590             0          48,590                0           --
 Mario Pasquel & Begona Miranda..............   29,150             0          29,150                0           --
 Mega International Corp.....................   29,150             0          29,150                0           --
 Michael H. Schwartz Profit Sharing Plan.....   48,590             0          48,590                0           --
 PCC Tagi (Series K) LLC.....................  971,770             0         971,770                0           --
 Perceptive Life Sciences Master Fund,
   Ltd.......................................  291,530             0         291,530                0           --
 Quogue Capital, LLC.........................   97,180             0          97,180                0           --
 Regen Capital II............................   48,590             0          48,590                0           --
 Rene Dominguez..............................   14,580             0          14,580                0           --
 Richard Molinsky............................   48,590             0          48,590                0           --
 Robert J. Leaf..............................   48,590             0          48,590                0           --
 Roberto Segovia.............................   26,636             0          24,290                0            *
 Roger & Margaret Coleman....................   48,590             0          48,590                0           --
 Roger Lipton................................   48,590             0          48,590                0           --
 Scott A. Katzmann...........................  106,890             0         106,890                0           --
 Scott Whitaker..............................   24,290             0          24,290                0           --
 Simon Family Trust dtd 1/21/83..............   24,290             0          24,290                0           --
 Steven M. Oliveira 1998 Charitable..........   48,590             0          48,590                0           --
 The Alfred J. Anzalone Family Limited.......   48,590             0          48,590                0           --
 Tis Prager..................................   72,880             0          72,880                0           --
 Tokenhouse Trading S.P......................  194,085             0          97,180                0            *
 Vitel Ventures Corporation .................  242,890             0         242,940                0           --
 Winton Capital Holdings Ltd.................  242,940             0         242,940                0           --
 Wolcot Capital, Inc.........................   48,590             0          48,590                0           --
 ZWD Investments, LLC........................  485,890             0         485,890                0           --
 David Fresne................................   20,320             0               0           20,320           --
 Kevin Cannon................................   17,667             0               0           17,667           --
 Eric Foster.................................    2,208             0               0            2,208           --
 Anthony Polak...............................  181,670(3)          0               0          132,495            *
 Isaiah Edwards..............................    6,625             0               0            6,625           --
 Rod Dudley..................................    4,417             0               0            4,417           --
 Robin Arias.................................    4,417             0               0            4,417           --
 Tim Moi.....................................      884             0               0              884           --
 Daniel D'Amato..............................   20,540             0               0           20,540           --
 Joe Jaigobind...............................   17,668             0               0           17,668           --
 Chirag Choudrey.............................    2,208             0               0            2,208           --
 Joe Richman.................................    3,268             0               0            3,268           --
 Paramount Capital, Inc......................  925,576             0               0          599,077           --
    SUBTOTAL:                                                      0      10,000,000          909,090

                                                                            NUMBER OF      NUMBER OF
                                                                             SHARES         SHARES
                                                                           OFFERED BY     OFFERED BY
                                                            NUMBER OF        SELLING        SELLING
                                                           OUTSTANDING     STOCKHOLDER    STOCKHOLDER      PERCENTAGE
                                              SHARES         SHARES       ISSUABLE UPON    ISSUABLE        BENEFICIAL
                                           BEFEFICIALLY    OFFERED BY      CONVERSION        UPON           OWNERSHIP
                                           OWNED BEFORE      SELLING       OF SERIES A     EXERCISE           AFTER
 NAME                                       OFFERING(1)    STOCKHOLDER      STOCK(1)      OF WARRANTS       OFFERING
 ----------------------------------------  -------------- --------------  --------------  --------------  --------------
             SHARES ISSUED IN CONNECTION WITH JANUARY 2003 OFFERING BY MANHATTAN RESEARCH DEVELOPMENT, INC.
 Robert L. McEntire.......................... 174,757        158,870               0          15,887            --
 Stanley  & Lucile Slocum.................... 174,757        158,870               0          15,887            --
 Paul & Teri Salwasser.......................  79,014         71,080               0           7,934            --
 Donald Halla................................  79,014         71,080               0           7,934            --
 William E. Froelich III.....................  79,014         71,080               0           7,934            --
 Jean Melchior...............................  79,014         71,080               0           7,934            --
 Alabama Properties LLC                        79,014         71,080               0           7,934            --
 Fred Mancheski..............................  79,014         71,080               0           7,934            --
 John O. Dunkin..............................  79,014         71,080               0           7,934            --
 Louis Reif..................................  79,014         71,080               0           7,934            --
 Neel B. Ackerman, Jr. & and Martha N.
   Ackerman..................................  79,014         71,080               0           7,934            --
 Mike Pinney.................................  79,014         71,080               0           7,934            --
 William & Lynette Duffel....................  79,014         71,080               0           7,934            --
 Jan Arnett..................................  79,014         71,080               0           7,934            --
 The Bahr Family Limited Partnership.........  79,014         71,080               0           7,934            --
 Rauls Family Limited Partnership............ 524,273        476,612               0          47,661            --
 Richard Addeo............................... 349,516        317,742               0          31,774            --
 Barry J. Lind Revocable Trust............... 267,136        238,306               0          28,830            --
 John G. Pollock.............................  44,738         40,671               0           4,067            --
 Michael O'Brien.............................  43,689         39,717               0           3,972            --
 James Bistrow...............................  43,689         39,717               0           3,972            --
 Thomas & Tasha Worden.......................  43,689         39,717               0           3,972            --
 Arturo Filipe...............................  43,689         39,717               0           3,972            --
 Wayne Adams.................................  43,689         39,717               0           3,972            --
 Joan & Robert Johnsen.......................  43,689         39,717               0           3,972            --
 Jerrold F. Rosenbaum........................  43,689         39,717               0           3,972            --
 Walter Lukens...............................  43,689         39,717               0           3,972            --
 Robert Edgley...............................  43,689         39,717               0           3,972            --
 David O. Lind...............................  43,689         39,717               0           3,972            --
 Arno D. Hausmann............................  43,689         39,717               0           3,972            --
 Frank T. Donaldson..........................  43,689         39,717               0           3,972            --
 Gat Lee.....................................  43,689         39,717               0           3,972            --
 Vetter Builders, Inc........................  43,689         39,717               0           3,972            --
 Joseph P. Metz..............................  43,689         39,717               0           3,972            --
 Ronald Cowan................................  43,689         39,717               0           3,972            --
 Peter & Barbara Freyburger..................  43,689         39,717               0           3,972            --
 Isaac Dweck.................................  43,689         39,717               0           3,972            --
 Derek Soliday...............................  43,689         39,717               0           3,972            --
 Kenneth Hornik..............................  43,689         39,717               0           3,972            --
 Andrew Gamba................................  43,689         39,717               0           3,972            --
 David M. Cikanek Revocable Living
   Trust dtd 9/8/2000........................  43,689         39,717               0           3,972            --
 Lester Krasno...............................  43,689         39,717               0           3,972            --
 Hyman Lezell Trust..........................  43,689         39,717               0           3,972            --
 Ronald Bartsch..............................  43,689         39,717               0           3,972            --
 JC Investments.............................. 347,868        284,320               0          63,548            --
 Stanley & Lynn Sides........................  26,213         23,830               0           2,383            --
 Med-Tec Investors...........................  43,689         39,717               0           3,972            --
 Kevin Klier.................................  43,689         39,717               0           3,972            --
 Greg Dovolis................................  43,689         39,717               0           3,972            --
 Louis Cerbone...............................  43,689         39,717               0           3,972            --
 Paul Martin.................................  69,903         63,548               0           6,355            --
 William S. Tyrell...........................  43,689         39,717               0           3,972            --

                                                                            NUMBER OF      NUMBER OF
                                                                             SHARES         SHARES
                                                                           OFFERED BY     OFFERED BY
                                                            NUMBER OF        SELLING        SELLING
                                                           OUTSTANDING     STOCKHOLDER    STOCKHOLDER      PERCENTAGE
                                              SHARES         SHARES       ISSUABLE UPON    ISSUABLE        BENEFICIAL
                                           BEFEFICIALLY    OFFERED BY      CONVERSION        UPON           OWNERSHIP
                                           OWNED BEFORE      SELLING       OF SERIES A     EXERCISE           AFTER
 NAME                                       OFFERING(1)    STOCKHOLDER      STOCK(1)      OF WARRANTS       OFFERING
 ----------------------------------------  -------------- --------------  --------------  --------------  --------------
 Richard Pollak..............................  41,942         38,129               0           3,813            --
 Theresa Incagnoli...........................  27,961         25,419               0           2,542            --
 R.J. Burkhalter.............................  17,476         15,887               0           1,589            --
 Roger & Mary Bradshaw.......................  17,476         15,887               0           1,589            --
 S. Alan Lisenby............................. 174,757        158,870               0          15,887            --
 David & Nancy Pudelsky......................  43,689         39,717               0           3,972            --
 Gary Strauss................................  55,922         50,838               0           5,084            --
 Michael Mullen.............................. 509,205              0               0         509,205            --
 Patricia Sorbara............................ 325,304              0               0         325,304            --
 Michelle Markowitz.......................... 325,304              0               0         325,304            --
 Robert Petrozzo............................. 142,983              0               0         142,983            --
 Vito Balsamo................................  95,322              0               0          95,322            --
 Michael Tripodi.............................  39,811              0               0          39,811            --
 Fabio Migliacci.............................  25,419              0               0          25,419            --
 Charles M. Raspa............................  21,842              0               0          21,842            --
 Kris Destefano..............................  15,887              0               0          15,887            --
 Alexandra Milazzo...........................  12,709              0               0          12,709            --
 Ross Insera.................................  11,942              0               0          11,942            --
 Kevin Brody.................................  11,942              0               0          11,942            --
 Leonard Inserra.............................  11,942              0               0          11,942            --
 Ryan Reed...................................  11,942              0               0          11,942            --
 Jeff Blake Woolf............................  11,942              0               0          11,942            --
 Scott Tierney...............................   9,928              0               0           9,928            --
 Drew Tranchina..............................   7,943              0               0           7,943            --
 Alex Elejade................................   7,943              0               0           7,943            --
 Peter Orthos................................   7,943              0               0           7,943            --
 Anthony Stephen Mundy.......................   7,943              0               0           7,943            --
 Harry Mucovic...............................   4,367              0               0           4,367            --
 Lawrence Helbringer.........................   3,970              0               0           3,970            --
 Michael Gordon..............................   3,492              0               0           3,492            --
    Subtotal:                                              4,223,066               0       2,100,195

                                         ISSUANCES TO CONSULTANTS AND ADVISORS

 Stanley Heshka..............................  25,419              0               0          25,419            --
 Louis Arrone................................  25,419              0               0          25,419            --
 Joseph Vaselli..............................  25,419              0               0          25,419            --
 Larry Jameson...............................  25,419              0               0          25,419            --
    Subtotal:                                                      0               0         101,676

    TOTALS                                                 7,591,703      10,000,000       3,437,460

-----------
*  Less than 1%.

(1) Includes shares of common stock issuable upon the conversion of Series A stock that are issuable as payment of 5 percent dividends payable during the two-year period commencing November 5, 2003. For purposes of this table, such shares have also been included in each selling stockholder's holdings in the "Shares beneficially owned before offering" column.

(2) Includes 1,818,181 shares held by Atlas Fund, LLC, of which Mr. Gottlieb has voting and investment power.

(3) Includes: (i) 24,290 shares issuable upon conversion of Series A Preferred Stock held in the name of Anthony Polak IRA, (ii) 24,290 shares issuable upon conversion of Series A Preferred Stock held in the name of Anthony Polak "S" and (iii) 132,495 shares issuable upon exercise of a warrant.

(4) Includes 3,788,441 shares held by various trusts with respect to which Mr. Lobell is trustee or otherwise has investment or voting power, including the shares held by the Rosenwald 2000 Family Trust.

                              PLAN OF DISTRIBUTION

         We are registering the shares offered by this prospectus in part on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

         The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o  privately negotiated transactions;

         o  short sales;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o  a combination of any such methods of sale; and

         o  any other method permitted pursuant to applicable law.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

         The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

         Paramount Capital, Inc. and Joseph Stevens & Co. are each deemed to be underwriters in connection with the offering of their respective shares under this prospectus because each of these selling stockholders are registered broker-dealers. Other selling stockholders and any broker-dealers that act in connection with the sale of securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

         In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

         We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the exercise or conversion of convertible securities, there will be 36,473,357 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an "affiliate" of our company (as defined in the Securities Act).

         Our currently outstanding shares that were issued in reliance upon the "private placement" exemptions provided by the Act are deemed "restricted securities" within the meaning of Rule 144. Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144 of the Securities Act. The 18,689,916 restricted shares of our common stock that were issued in connection with the merger with Manhattan Research Development, Inc. will become eligible for resale on February 21, 2004, provided that all of the other requirements of Rule 144 can be satisfied.

         In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker's transactions or directly to market makers, provided that the number of shares sold in any three month period may not exceed the greater of 1 percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our company. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

         Following the date of this prospectus, we cannot predict the effect, if any, that sales of our common stock or the availability of our common stock for sale will have on the market price prevailing from time to time. Nevertheless, sales by existing stockholders of substantial amounts of our common stock could adversely affect prevailing market prices for our stock.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         Our certificate of incorporation, as amended to date, authorizes us to issue up to 150,000,000 shares of common stock and 10,000,000 shares of preferred stock. Of the authorized preferred stock, 1,500,000 shares have been designated as Series A Convertible Preferred Stock, of which there are currently 1,000,000 shares issued and outstanding. As of January 12, 2004, we had 26,731,033 shares of common stock issued and outstanding. The transfer agent and registrar for both our common stock and our Series A Convertible Preferred Stock is Continental Stock Transfer and Trust Company, New York, New York..

COMMON STOCK

         Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock do not have any cumulative voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available for dividends. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking fund provisions for our common stock.

SERIES A CONVERTIBLE PREFERRED STOCK

         CONVERSION

         Each Series A share is convertible at the holder's election and without any further consideration to us into approximately 9.1 shares of common stock The Series A shares will automatically convert into common stock upon the earlier of (i) the date that we complete a financing resulting in gross proceeds of at least $10 million (excluding the sale of the Series A shares themselves) based on a pre-money valuation of our company of at least $30 million, or (ii) at such time as the closing price of our common stock exceeds 200 percent of the Series A conversion price (i.e., $1.10) for a period of at least 20 consecutive trading days.

         REDEMPTION

         Provided that the resale of the shares of common stock issuable upon conversion of the Series A stock are registered under an effective registration statement filed with the SEC, after November 5, 2004 we may redeem the Series A stock at a redemption price equal to $10.00 per share. We are required to provide the Series A stockholders with at least 30 days' written notice of the redemption date and the Series A stockholders may convert their Series A shares at any time prior to the close of business on the redemption date.

         VOTING RIGHTS

         On all matters submitted for stockholder approval, each share of Series A stock shall be entitled to such number of votes as is equal to the number of common shares into which such preferred shares are convertible. In addition, so long as at least 50 percent of the number of Series A shares issued in connection with our private placement of such shares are outstanding, the affirmative vote of at least two-thirds of all outstanding Series A shares voting separately as a class shall be necessary to permit, effect or validate any one or more of the following:

         o the amendment, alteration or repeal of any provision of our certificate of incorporation or bylaws so as to adversely affect the relative rights and preferences of the Series A stock;

         o the declaration or payment of any dividend or distribution on any securities of our company other than the Series A stock;

         o the authorization, issuance or increase of any security ranking prior to or on parity with the Series A stock in connection with a dissolution, sale of all or substantially all of our assets or other "Liquidation Event," or with respect to the payment of any dividends or distributions;

         o  the approval of any Liquidation Event; and

         o the effect any amendment of our certificate of incorporation or bylaws that would materially adversely affect the rights of the Series A stock.

         LIQUIDATION PREFERENCES

         Upon (i) the liquidation, dissolution or winding up of our company, whether voluntary or involuntary, (ii) the sale of all or substantially all of our assets, or (iii) a voluntary or involuntary bankruptcy, the holders of the Series A shares will be entitled to be paid, prior to any payments made to the holders of any securities ranking junior to the Series A shares, including common stockholders, an amount equal to $10.00 per share, plus any accrued dividends.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Pursuant to our certificate of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Delaware General Corporation Law, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

         To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                              ABOUT THIS PROSPECTUS

         This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information." We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements and other information with the SEC. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the SEC's Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the SEC.

                            VALIDITY OF COMMON STOCK

         Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, Minneapolis, Minnesota.

                                     EXPERTS

         The consolidated financial statements of Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.) as of December 31, 2002, and for the year then ended and for the period from January 1, 2002 to December 31, 2002, as related to the period from August 6, 2001 (date of inception) to December 31, 2002, included in this prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, of J.H. Cohn LLP, independent public accountants, given on the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.) as of December 31, 2001, and for the period from August 1, 2001 (date of inception) to December 31, 2001, included in this prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, of Weinberg & Company, P.A., independent public accountants, given on the authority of that firm as experts in accounting and auditing.

                        CHANGES IN CERTIFYING ACCOUNTANT

ATLANTIC TECHNOLOGY VENTURES, INC.

         On December 5, 2002, KPMG LLP declined to stand for re-election as the independent auditors of Atlantic Technology Ventures, Inc. (now known as Manhattan Pharmaceuticals, Inc.) ("Atlantic"). Atlantic thereafter engaged J.H. Cohn, LLP as its new independent auditors.

         The audit reports of KPMG on the consolidated financial statements of Atlantic Technology Ventures, Inc. and its subsidiaries (a development state company) as of and for the years ended December 31, 2001 and 2000, and for the period from July 13, 1993 (inception) to December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

          KPMG's report on the consolidated financial statements as of and for the year ended December 31, 2001, contained a separate paragraph stating that "the Company has suffered recurring losses from operations and has limited liquid resources that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         During the years ended December 31, 2001 and 2000 and the subsequent interim periods through December 5, 2002, there were no disagreements between Atlantic and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement with its report.

         On December 5, 2002, Atlantic requested that KPMG provide a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements, and, if not, stating the respects in which KPMG does not agree. A copy of the letter provided by KPMG in response to that request, which is dated as of December 12, 2002, was filed as an exhibit to Atlantic's current report on Form 8-K filed with the SEC on December 12, 2002.

         On December 9, 2002, Atlantic engaged J.H. Cohn as its independent public accountants for the fiscal year ending December 31, 2002 and to audit its financial statements. During its two most recent fiscal years and the subsequent interim period preceding the engagement of J.H. Cohn, Atlantic did not consult J.H. Cohn on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B promulgated by the SEC. The selection of J.H. Cohn was based on the recommendation of Atlantic's audit committee.

MANHATTAN RESEARCH DEVELOPMENT, INC.

         On January 23, 2003, Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.) ("Manhattan") dismissed Weinberg & Company, P.A. as Manhattan's independent auditors. Manhattan thereafter engaged J.H. Cohn, LLP as its new independent auditors.

         The audit report of Weinberg & Company, P.A. on the financial statements of Manhattan (a development state company) as of and for the year ended December 31, 2001 and for the period from August 6, 2001 (inception) to December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

         Weinberg & Company's report on the consolidated financial statements as of and for the year ended December 31, 2001, contained a separate paragraph stating that:

      "The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the financial statements, the Company, which has suffered recurring losses from operations, completed a merger on February 21, 2003 with Manhattan Pharmaceuticals, Inc., which has also suffered recurring losses from operations. The combined Company will have limited resources. Such matters raise substantial doubt about the ability of the Company to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. The financial statements referred to above do not include any adjustments that might result from the outcome of this uncertainty."

         During the period from August 6, 2001 (date of inception) through December 31, 2001, there were no disagreements between Manhattan and Weinberg & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Weinberg & Company, P.A., would have caused Weinberg & Company, P.A. to make reference to the subject matter of the disagreement with its report.

         Since at the time of Manhattan's dismissal of Weinberg & Company, P.A. Manhattan was a privately-held company and not subject to the reporting requirements of the Exchange Act of 1934, Manhattan did not request and Weinberg & Company, P.A. did not provide, a letter addressed to the Securities and Exchange Commission stating whether Weinberg & Company, P.A. agreed with the above statements.

         On January 23, 2003, Manhattan engaged J.H. Cohn as its independent public accountants for the fiscal year ending December 31, 2002 and to audit its financial statements. During the period from August 6, 2001 (date of inception) through December 31, 2002 and the subsequent interim period preceding the engagement of J.H. Cohn, Manhattan did not consult J.H. Cohn on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B promulgated by the SEC. The selection of J.H. Cohn was approved by Manhattan's board of directors.

                          INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements of Manhattan Research Development, Inc.
(formerly Manhattan Pharmaceuticals, Inc.):
    Report of J. H. Cohn LLP.................................................................................   F-2
    Report of Weinberg & Company, P.A........................................................................   F-3
    Balance Sheets as of December 31, 2002 and 2001..........................................................   F-4
    Statements of Operations for the Year Ended December 31, 2002 and Periods from August 6, 2001 (Date of
       Inception) to December 31, 2001 and 2002..............................................................  F-5
    Statement of Changes in Stockholders' Equity (Deficiency) for the Year Ended December 31, 2002 and
       Periods from August 6, 2001 (Date of Inception) to December 31, 2001 and 2002......................      F-6
    Statements of Cash Flows for the Year Ended December 31, 2002 and Periods from August 6, 2001 (Date of
       Inception) to December 31, 2001 and 2002...........................................................      F-7
    Notes to Financial Statements.........................................................................      F-8

Unaudited Interim Financial Statements of Manhattan Pharmaceuticals, Inc.:
    Condensed Consolidated Balance Sheets as of September 30, 2003 and December 31, 2002..................     F-13
    Condensed Consolidated Statements of Operations for the Three and Nine Months Ending September 30, 2003
       and September 30, 2002 and from August 6, 2001 (inception) to September 30, 2003...................     F-14
    Condensed Consolidated Statement of Stockholders' Equity (Deficiency) as of September 30, 2003........     F-15
    Condensed Consolidated Statements of Cash Flows for the Three and Nine Months Ending September 30,
       2003, and from August 6, 2001 (inception) through September 30, 2003...............................     F-16
    Notes to Condensed Consolidated Financial Statements..................................................     F-17

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Manhattan Research Development, Inc.

We have audited the accompanying balance sheet of MANHATTAN RESEARCH DEVELOPMENT, INC. (formerly Manhattan Pharmaceuticals, Inc.) (a development stage company) as of December 31, 2002, and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year then ended and for the period from January 1, 2002 to December 31, 2002 as related to the period from August 6, 2001 (date of inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manhattan Research Development, Inc. as of December 31, 2002, and its results of operations and cash flows for the year then ended and for the period from January 1, 2002 to December 31, 2002 as related to the period from August 6, 2001 (date of inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the financial statements, the Company, which has suffered recurring losses from operations, completed a merger on February 21, 2003 with Manhattan Pharmaceuticals, Inc., which has also suffered recurring losses from operations. The combined Company will have limited resources. Such matters raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements referred to above do not include any adjustments that might result from the outcome of this uncertainty.

                                           /s/ J.H. Cohn LLP

Roseland, New Jersey

February 14, 2003, except for Notes 1, 2 and
     10 which are as of February 21, 2003

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
  Manhattan Pharmaceuticals, Inc.
  (A development stage company)

We have audited the accompanying balance sheet of Manhattan Pharmaceuticals, Inc. (a development stage company) as of December 31, 2001 and the related statements of operations, changes in stockholders' deficiency and cash flows for the period from August 6, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Manhattan Pharmaceuticals, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the period from August 6, 2001 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has a net loss from operations of $56,796 since inception, a negative cash flow from operating activities of $27,500 since inception, a working capital deficiency of $56,796 and a stockholders' deficiency of $56,796. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
November 1, 2002

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001

                                 ASSETS                                      2002              2001
                                                                          -----------      -----------
Current assets - cash                                                     $ 1,721,123      $        --
                                                                          ===========      ===========
             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
     Accounts payable                                                     $   164,899
     Accrued expenses                                                          15,973      $    29,296
     Note payable to bank                                                     600,000
     Notes payable to stockholder                                             206,000           27,500
     Due affiliate                                                             96,328
                                                                          -----------      -----------
              Total liabilities                                             1,083,200           56,796
                                                                          -----------      -----------

Commitments

Stockholders' equity (deficiency):
     Common stock, $.001 par value; 10,000,000 shares
         authorized; 6,197,250 and 4,000,000 shares issued
         and outstanding                                                        6,197            4,000
     Additional paid-in capital                                             1,763,710
     Unearned consulting costs                                                (37,868)
     Deficit accumulated during the development stage                      (1,094,116)         (56,796)
     Subscription receivable                                                                    (4,000)
                                                                          -----------      -----------

              Total stockholders' equity (deficiency)                         637,923          (56,796)
                                                                          -----------      -----------

              Totals                                                      $ 1,721,123      $        --
                                                                          ===========      ===========

See Notes to Financial Statements.

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
                  YEAR ENDED DECEMBER 31, 2002 AND PERIODS FROM
                       AUGUST 6, 2001 (DATE OF INCEPTION)
                          TO DECEMBER 31, 2001 AND 2002

                                                              Year Ended               August 6, 2001
                                                              December 31,             to December 31,
                                                         2002             2001             2002
                                                      -----------      -----------      -----------
Revenue                                               $        --      $        --      $        --
                                                      -----------      -----------      -----------

Operating expenses:
     Selling, general and administrative expenses         348,021            1,560          349,581
     Research and development expenses                    670,161           55,236          725,397
                                                      -----------      -----------      -----------
         Totals                                         1,018,182           52,796        1,074,978
                                                      -----------      -----------      -----------

Loss from operations                                   (1,018,182)         (56,796)      (1,074,978)

Interest expense                                           19,138                            19,138
                                                      -----------      -----------      -----------

Net loss                                              $(1,037,320)     $   (56,796)     $(1,094,116)
                                                      ===========      ===========      ===========

See Notes to Financial Statements.

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A Development Stage Company)

           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                  YEAR ENDED DECEMBER 31, 2002 AND PERIODS FROM
                       AUGUST 6, 2001 (DATE OF INCEPTION)
                          TO DECEMBER 31, 2001 AND 2002

                                                                    Common Stock          Additional        Unearned
                                                               -------------------         Paid-in         Consulting
                                                                Shares      Amount         Capital           Costs
                                                                ------      ------         -------           -----
Stock issued at $.001 per share for subscription
     receivable                                               4,000,000     $4,000

Net loss
                                                            -----------     ------       ----------        --------

Balance, December 31, 2001                                    4,000,000      4,000

Proceeds from subscription receivable

Stock issued at $.001 per share for license
     rights                                                   1,000,000      1,000

Stock options issued for consulting services                                             $   60,589        $(60,589)

Amortization of unearned consulting
     costs                                                                                                   22,721

Sales of common stock at $1.60 per share
     through private placement, net of
     expenses of $211,281                                     1,197,250      1,197        1,703,121

Net loss
                                                            -----------     ------       ----------        --------
Balance, December 31, 2002                                    6,197,250     $6,197       $1,763,710        $(37,868)
                                                            ===========     ======       ==========        ========

                                                                               During
                                                                             the Develop-
                                                            Subscription        ment
                                                             Receivable         Stage            Total
                                                             ----------      -----------      -----------
Stock issued at $.001 per share for subscription
     receivable                                               $(4,000)

Net loss                                                                     $   (56,796)     $   (56,796)
                                                              -------        -----------      -----------

Balance, December 31, 2001                                     (4,000)           (56,796)         (56,796)

Proceeds from subscription receivable                           4,000                               4,000

Stock issued at $.001 per share for license
     rights                                                                                         1,000

Stock options issued for consulting services

Amortization of unearned consulting
     costs                                                                                         22,721

Sales of common stock at $1.60 per share
     through private placement, net of
     expenses of $211,281                                                                       1,704,318

Net loss                                                                      (1,037,320)      (1,037,320)
                                                              -------        -----------      -----------
Balance, December 31, 2002                                    $    --        $(1,094,116)     $   637,923
                                                              =======        ===========      ===========


See Notes to Financial Statements.

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                  YEAR ENDED DECEMBER 31, 2002 AND PERIODS FROM
                       AUGUST 6, 2001 (DATE OF INCEPTION)
                          TO DECEMBER 31, 2001 AND 2002


                                                                                                 August 6, 2001
                                                                                                 to December 31,
                                                                         Year Ended       ----------------------------
                                                                      December 31, 2002      2001             2002
                                                                      -----------------   -----------      -----------
Operating activities:
     Net loss                                                            $(1,037,320)     $   (56,796)     $(1,094,116)
     Adjustments to reconcile net loss to net
         cash used in operating activities:
         Common stock issued for license rights                                1,000                             1,000
         Amortization of unearned consulting
              services                                                        22,721                            22,721
         Changes in operating assets and
              liabilities:
              Accounts payable                                               164,899                           164,899
              Accrued expenses                                               (13,323)          29,296           15,973
              Due affiliate                                                   96,328                            96,328
                                                                         -----------      -----------      -----------

                  Net cash used in operating
                      activities                                            (765,695)         (27,500)        (793,195)
                                                                         -----------      -----------      -----------

Financing activities:
     Proceeds from issuance of notes payable to
         stockholders                                                        206,000           27,500          233,500
     Repayments of notes payable to stockholders                             (27,500)                          (27,500)
     Proceeds from issuance of note payable to
         bank                                                                600,000                           600,000
     Proceeds from subscription receivable                                     4,000                             4,000
     Proceeds from sale of common stock, net                               1,704,318                         1,704,318
                                                                         -----------      -----------      -----------
                  Net cash provided by financing
                      activities                                           2,486,818           27,500        2,514,318
                                                                         -----------      -----------      -----------

Net increase in cash                                                       1,721,123               --        1,721,123

Cash, beginning of period                                                         --               --               --
                                                                         -----------      -----------      -----------

Cash, end of period                                                      $ 1,721,123      $        --      $ 1,721,123
                                                                         ===========      ===========      ===========

Supplemental disclosure of cash flow data:
     Interest paid                                                       $    15,665                       $    15,665
                                                                         ===========                       ===========

Supplemental schedule of noncash investing and financing activities:
     Stock options issued for consulting services                        $    60,589                       $    60,589
                                                                         ===========                       ===========

See Notes to Financial Statements.

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BUSINESS:

               Manhattan Research Development, Inc. (the "Company" or "Manhattan Research") was incorporated on August 6, 2001 under the laws of the State of Delaware. The Company's name was changed from Manhattan Pharmaceuticals, Inc. to Manhattan Research Development, Inc. on February 21, 2003. The Company is a development stage biopharmaceutical company that holds an exclusive world-wide, royalty-free license to certain intellectual property (the "Property") owned by Oleoyl-Estrone Developments, SL ("OED") of Barcelona, Spain (the "University"). Oleoyl-Estrone is an orally administered small molecule that has been shown to cause significant weight loss in preclinical animal studies regardless of dietary modifications.

               On February 21, 2003, Manhattan Pharmaceuticals, Inc. (formerly known as "Atlantic Technology Ventures, Inc.") ("Manhattan Pharmaceuticals") completed a reverse acquisition of the Company. Manhattan Pharmaceuticals is a publicly-held company. The Company was privately-held until the merger. The merger was effected pursuant to an Agreement and Plan of Merger dated December 17, 2002 (the "Merger Agreement") by and among the Company, Manhattan Pharmaceuticals and Manhattan Pharmaceuticals Acquisition Corp. ("MPAC") which was a wholly-owned subsidiary of Manhattan Pharmaceuticals. In accordance with the terms of the Merger Agreement, MPAC merged with and into the Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of Manhattan Pharmaceuticals. Pursuant to the Merger Agreement, upon the effective time of the merger, the outstanding shares of common stock of the Company automatically converted into an aggregate of 93,449,584 shares of common stock of Manhattan Pharmaceuticals, which represented 80% of the outstanding voting stock of Manhattan Pharmaceuticals after giving effect to the merger. In addition, immediately prior to the merger the Company had outstanding options and warrants to purchase an aggregate of 864,280 shares of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 10,984,719 shares of the common stock of Manhattan Pharmaceuticals. Since the stockholders of the Company received the majority of the voting shares of Manhattan Pharmaceuticals, the merger will be accounted for as a reverse acquisition whereby the Company will be the accounting acquirer (legal acquiree) and Manhattan Pharmaceuticals will be the accounting acquiree (legal acquirer) as further explained in Note 10.

               Manhattan Pharmaceuticals is engaged in the business of developing and commercializing early-stage technologies, particularly biomedical and pharmaceutical technologies. During 2002, Manhattan Pharmaceuticals had rights to technologies relating to three different drug candidates with potential application in the areas of cataract, anti-inflammatory and anti-microbial treatments. However, management of the combined Company intends to initially focus after the merger on the development and commercialization of the technologies owned or licensed by the Company.

NOTE 2 - LIQUIDITY:

               The Company reported a net loss of $1,037,320 for the year ended December 31, 2002. The net loss from August 6, 2001 (date of inception) to December 31, 2002 amounted to $1,094,116. As discussed above and in Note 10, the Company and Manhattan Pharmaceuticals completed their reverse acquisition on February 21, 2003. Manhattan Pharmaceuticals has also suffered recurring losses from its operations. Based on the resources available to the Company and Manhattan Pharmaceuticals at December 31, 2002, management believes that the combined Company will continue to incur net losses through at least December 31, 2003 and will need additional equity or debt financing or will need to generate revenues through the licensing of its products or by entering into strategic alliances to be able to sustain its operations until it can achieve profitability, if ever. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


               The combined Company's ability to continue its operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements and strategic alliances, and its ability to realize the full potential of its technology in development. Additional funds are currently not available on acceptable terms and may not become available. There can be no assurance that any additional funding that the combined Company obtains will be sufficient to meet the combined Company's needs in the short- and long-term. Through December 31, 2002, a significant portion of the financing obtained by the Company and Manhattan Pharmaceuticals has been through private placements of common stock, preferred stock and warrants, the issuance of common stock for stock options and warrants exercised and debt financing.
               Until and unless the combined Company's operations generate significant revenues, the combined Company will attempt to continue to fund operations from cash on hand and through the sources of capital previously described. From November 2002 through February 20, 2003, the combined Company has raised $2,747,600 from financing activities.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

               Use of estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

               Research and development expenses:

                  Research and development expenses are expensed as incurred.

               Income taxes:

                  The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

               Stock-based compensation:

                  Options, warrants and stock awards issued to nonemployees and consultants are recorded at their fair value as determined in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and EITF No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and recognized as expense over the related vesting period.

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 4 - NOTE PAYABLE TO BANK:

               At December 31, 2002, the Company had a $600,000 note payable to a bank with an annual interest rate of 3.23% due on January 5, 2003. The note is collateralized by a stockholder's personal investment account of $600,000.

               In January 2003, the Company made a partial repayment of principal in the amount of $400,000. The remaining principal balance was repaid on March 5, 2003 without any penalty.

NOTE 5 - NOTES PAYABLE TO STOCKHOLDER:

               At December 31, 2002 and 2001, the Company had issued unsecured notes payable totaling $206,000 and $27,500, respectively, to a stockholder. The notes bear interest at 5% and became due on demand when the Company received $1,000,000 from the sale of equity securities.

NOTE 6 - DUE AFFILIATE:

               On July 1, 2002, the Company entered into an office services agreement (the "Services Agreement") with a company owned by a principal stockholder of the Company. Pursuant to the Services Agreement, which expires on July 1, 2003, the Company pays $15,000 per month for the use of office space and management services. For the year ended December 31, 2002, the Company was charged $90,000, which is included in selling, general and administrative expenses.

NOTE 7 - LICENSE AND CONSULTING AGREEMENTS:

               On February 15, 2002, the Company entered into a License Agreement (the "License Agreement") with OED. Under the terms of the License Agreement, OED granted to the Company a world-wide license to make, use, lease and sell the products incorporating the Property (see Note 1). OED also granted to the Company the right to sublicense to third parties the Property or aspects of the Property with the prior written consent of OED. OED retains an irrevocable, nonexclusive, royalty-free right to use the Property solely for its internal, noncommercial use. The License Agreement shall terminate automatically upon the date of the last to expire patent contained in the Property or upon the Company's bankruptcy. OED may terminate the License Agreement in the event of a material breach by the Company that is not cured within the notice period. The Company may terminate the License Agreement for any reason upon 60 days notice.

               Under the License Agreement, the Company agreed to pay to OED certain licensing fees which are being expensed as they are incurred. Through December 31, 2002, the Company paid $175,000 in licensing fees which is included in research and development expense. In addition, pursuant to the License Agreement, the Company issued 1,000,000 shares of its common stock to OED. The Company valued these shares at their then estimated fair value of $1,000.

               In connection with the License Agreement, the Company has agreed to future milestone payments to OED as follows:

                (i) $250,000 upon the treatment of the first patient in a Phase I clinical trial under a Company-sponsored investigational new drug application ("IND"); (ii) $250,000 upon the treatment of the first patient in a Phase II clinical trial under a Company-sponsored IND; (iii) $750,000 upon the first successful completion of a Company-sponsored Phase II clinical trial under a Company-sponsored IND; (iv) $2,000,000 upon the first successful completion of a Company-sponsored Phase III clinical trial under a Company sponsored IND; and (v) $6,000,000 upon the first final approval of the first new drug application for the first licensed product by the United States Food and Drug Administration.

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


               In addition to the License Agreement, the Company entered into a consulting agreement with OED. The agreement became effective in February 2002, at a fee of $6,250 per month, and will terminate when the License Agreement terminates. The fees associated with the consulting agreement are expensed as incurred. OED agreed to serve as a member of the Company's Scientific Advisory Board and to render consultative and advisory services to the Company. Such services include research, development and clinical testing of the Company's technology as well as the reporting of the findings of such tests, assistance in the filing of patent applications and oversight and direction of efforts in regards to personnel for clinical development.

NOTE 8 - INCOME TAXES:

               The estimated tax effects of significant temporary differences and carryforwards that gave rise to net deferred income tax assets as of December 31, 2002 and 2001 are as follows:

                                                                      2002                 2001
                                                                    ---------            ---------
                  Net deferred tax assets:
                     Net operating loss carryforwards               $ 417,000            $  22,000
                     Research and experimentation credit
                         carryforwards                                 26,000
                     Stock options granted to consultants              24,000
                                                                    ---------            ---------
                                                                      467,000               22,000
                     Less valuation allowance                        (467,000)             (22,000)
                                                                    ---------            ---------
                  Net deferred tax assets                           $      --            $      --
                                                                    =========            =========


               Since realization of the benefits from the temporary differences is not considered by management to be more likely than not, a full valuation allowance has been provided to reduce deferred tax assets to zero. The valuation allowance increased by $445,000 and $22,000 during the year ended December 31, 2002 and the period from August 6, 2001 (date of inception) to December 31, 2001, respectively.

               At December 31, 2002, the Company has net operating loss carryforwards of approximately $1,044,000 for Federal and state tax purposes which expire through 2022. At December 31, 2002, the Company also has research and experimentation credit carryforwards of approximately $26,000 for Federal and state tax purposes which expire through 2022 for Federal purposes and until fully utilized for state purposes.

               For Federal and state tax purposes, the Company's net operating loss and tax credit carryforwards may be subject to certain limitations on annual utilization attributable to equity transactions that result in changes in ownership, as defined by the Tax Reform Act of 1986.

NOTE 9 - STOCKHOLDERS' EQUITY (DEFICIENCY):

               The Company issued 4,000,000 shares of common stock to 38 investors during December 2001 for subscriptions receivable of $4,000 or $.001 per share. During 2002, the Company received the $4,000.

               In August 2002, the Company entered into one-year agreements with four consultants and issued a total of 40,000 options to these consultants to purchase 40,000 shares of the Company's common stock at an exercise price of $.01 per share expiring in August 2007. The Company valued these options at $60,589 and is amortizing the expense through August 2003. Therefore, the Company has expensed $22,721 in 2002 and has deferred $37,868. During 2002, no options were exercised.

               During 2002, the Company commenced a private placement and sold 1,197,250 shares of common stock at $1.60 per share and received proceeds of $1,704,318, net of expenses of $211,181. Each investor received warrants equal to 10% of the number of shares of common stock purchased and, accordingly, the Company issued 119,275 warrants in 2002 in connection with the private placement. Each warrant has an exercise price of $1.60 per share and expires in 2007.

               During January and February 2003, the Company sold an additional 520,000 shares of common stock at $1.60 per share and 52,000 warrants through the private placement and received net proceeds of approximately $832,000.

               In addition, in connection with the private placement, the Company issued to Joseph Stevens & Co., Inc., a NASD-member broker-dealer, warrants to purchase 652,555 shares of the Company's common stock that are exercisable at $1.60 per share and expire in 2008.

NOTE 10- MERGER:

               Pursuant to the Merger Agreement (see Note 1), upon the effective time of the merger, the outstanding shares of common stock of the Company automatically converted into an aggregate of 93,449,584 shares of common stock of Manhattan Pharmaceuticals, which represented 80% of the outstanding voting stock of Manhattan Pharmaceuticals after giving effect to the merger. In addition, immediately prior to the merger the Company had outstanding options and warrants to purchase an aggregate of 864,280 shares of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 10,984,719 shares of the common stock of Manhattan Pharmaceuticals. Since the stockholders of the Company received the majority of the voting shares of Manhattan Pharmaceuticals, the merger will be accounted for as a reverse acquisition whereby the Company will be the accounting acquirer (legal acquiree) and Manhattan Pharmaceuticals will be the accounting acquiree (legal acquirer). Based on the five day average price of the common stock of Manhattan Pharmaceuticals of $0.10 per share as of February 21, 2003, the Company's purchase price for the acquisition of Manhattan Pharmaceuticals approximates $2,336,000, which represents 20 percent of the market value of the combined Company's post-merger total outstanding shares of 116,811,980. Based on the preliminary information currently available, the Company expects to recognize patents and licenses for substantially all of the purchase price. Upon completion of formal purchase price allocation there may be a decrease in the amount assigned to intangible assets and a corresponding increase in in-process research and development.

                MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                      Condensed Consolidated Balance Sheets
                                   (Unaudited)

                                                                                SEPTEMBER 30,   DECEMBER 31,
                              ASSETS                                              2003              2002
                                                                               -----------      -----------
Current assets:
    Cash and cash equivalents                                                  $   102,114      $ 1,721,123
    Marketable equity securities, available for sale, at market                    319,320
    Prepaid expenses                                                                27,009               --
                                                                               -----------      -----------
                   Total current assets                                            448,443        1,721,123

Property and equipment, net                                                         10,004               --
Deposits                                                                            19,938               --
Deferred costs related to private placement                                         50,754               --
                                                                               -----------      -----------
                   Total assets                                                $   529,139      $ 1,721,123
                                                                               ===========      ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
    Accounts payable                                                           $   760,524      $   164,899
    Accrued expenses                                                               435,069           15,973
    Note payable to bank                                                                --          600,000
    Notes payable to stockholder                                                    70,000          206,000
    Due affiliate                                                                       --           96,328
                                                                               -----------      -----------
                   Total liabilities                                             1,265,593        1,083,200
                                                                               -----------      -----------

Commitments and Contingencies

Stockholders' equity (deficiency):
    Common stock, $.001 par value. Authorized 150,000,000
       shares; 23,362,396 and 15,753,008 shares issued and outstanding
       at September 30, 2003 and December 31, 2002, respectively                    23,362           15,753
    Additional paid-in capital                                                   4,826,177        1,754,154
    Deficit accumulated during development stage                                (5,545,406)      (1,094,116)
    Accumulated other comprehensive loss                                           (40,587)              --
    Unearned consulting costs                                                           --          (37,868)
                                                                               -----------      -----------
                   Total stockholders' equity (deficiency)                        (736,454)         637,923
                                                                               -----------      -----------

                   Total liabilities and stockholders' equity (deficiency)     $   529,139      $ 1,721,123
                                                                               ===========      ===========

See accompanying notes to unaudited condensed consolidated financial statements.

                MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                                                                                        CUMULATIVE
                                                                                                                       PERIOD FROM
                                                                                                                      AUGUST 6, 2001
                                                                 THREE MONTHS                   NINE MONTHS           (INCEPTION) TO
                                                             ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,        SEPTEMBER 30,
                                                       ----------------------------    ----------------------------    ------------
                                                           2003            2002            2003            2002            2003
                                                       ------------    ------------    ------------    ------------    ------------
Revenue                                                $         --    $         --    $         --    $         --    $         --
                                                       ------------    ------------    ------------    ------------    ------------

Costs and expenses:
    Research and development                                377,820         172,719         734,351         624,971       1,459,748
    General and administrative                              412,730         148,144       1,255,446         198,485       1,605,027
    Impairment of intangible assets                       1,248,230              --       1,248,230              --       1,248,230
                                                       ------------    ------------    ------------    ------------    ------------
          Total operating expenses                        2,038,780         320,863       3,238,027         823,456       4,313,005
                                                       ------------    ------------    ------------    ------------    ------------

          Operating loss                                 (2,038,780)       (320,863)     (3,238,027)       (823,456)     (4,313,005)
                                                       ------------    ------------    ------------    ------------    ------------

Other (income) expense:
    Interest and other income                                  (564)             --          (4,704)             --          (4,704)
    Interest expense                                            933           6,299           4,089          12,113          23,227
    Loss on disposition of intangible assets              1,213,878              --       1,213,878              --       1,213,878
                                                       ------------    ------------    ------------    ------------    ------------
          Total other (income) expense                    1,214,247           6,299       1,213,263          12,113       1,232,401
                                                       ------------    ------------    ------------    ------------    ------------

          Net loss                                     $ (3,253,027)   $   (327,162)   $ (4,451,290)   $   (835,569)   $ (5,545,406)
                                                       ============    ============    ============    ============    ============

Net loss per common share:
    Basic and diluted                                  $      (0.14)   $      (0.03)   $      (0.20)   $      (0.07)
                                                       ============    ============    ============    ============

Weighted average shares of common stock outstanding:
    Basic and diluted                                    23,362,396      12,709,676      22,061,978      12,281,365
                                                       ============    ============    ============    ============

See accompanying notes to unaudited condensed consolidated financial statements.

                MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

      Condensed Consolidated Statement of Stockholders' Equity (Deficiency)
                                   (Unaudited)

                                                                                                                DEFICIT
                                                                                                              ACCUMULATED
                                                                     COMMON STOCK             ADDITIONAL      DURING THE
                                                             ---------------------------       PAID-IN        DEVELOPMENT
                                                               SHARES          AMOUNT          CAPITAL           STAGE
                                                             -----------     -----------     -----------      -----------
Balance at January 1, 2003, as adjusted for
     a 1-for-5 stock combination                              15,753,008     $    15,753     $ 1,754,154      $(1,094,116)
     Common stock issued, net of expenses                      1,321,806           1,322         742,369               --
     Effect of reverse acquisition                             6,287,582           6,287       2,329,954               --
     Amortization of unearned consulting costs                        --              --              --               --
     Unrealized loss on marketable equity securities                  --              --              --               --
     Payment for fractional shares for stock combination              --              --            (300)              --
     Net loss                                                         --              --              --       (4,451,290)
                                                             -----------     -----------     -----------      -----------
Balance at September 30, 2003                                 23,362,396     $    23,362     $ 4,826,177      $(5,545,406)
                                                             ===========     ===========     ===========      ===========


                                                                                                   TOTAL
                                                              ACCUMULATED                          STOCK-
                                                                OTHER            UNEARNED         HOLDERS'
                                                            COMPREHENSIVE      CONSULTING         EQUITY
                                                                LOSS             COSTS         (DEFICIENCY)
                                                             -----------      -----------      -----------
Balance at January 1, 2003, as adjusted for
     a 1-for-5 stock combination                                      --      $   (37,868)     $   637,923
     Common stock issued, net of expenses                             --               --          743,691
     Effect of reverse acquisition                                    --               --        2,336,241
     Amortization of unearned consulting costs                        --           37,868           37,868
     Unrealized loss on marketable equity securities             (40,587)              --          (40,587)
     Payment for fractional shares for stock combination              --               --             (300)
     Net loss                                                         --               --       (4,451,290)
                                                             -----------      -----------      -----------
Balance at September 30, 2003                                    (40,587)     $        --      $  (736,454)
                                                             ===========      ===========      ===========

See accompanying notes to unaudited condensed consolidated financial statements.

                MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                                                 CUMULATIVE
                                                                                                                PERIOD FROM
                                                                                                               AUGUST 1, 2001
                                                                                       NINE MONTHS             (INCEPTION) TO
                                                                                   ENDED SEPTEMBERS 30,         SEPTEMBER 30,
                                                                              ----------------------------      -----------
                                                                                 2003             2002              2003
                                                                              -----------      -----------      -----------
Cash flows from operating activities:
    Net loss                                                                  $(4,451,290)     $  (835,569)     $(5,545,406)
    Adjustments to reconcile net loss to
      net cash provided by (used in) operating activities:
         Common stock issued for license rights                                        --               --            1,000
         Amortization of unearned consulting costs                                 37,868           16,147           60,589
         Amortization of intangible assets                                        145,162               --          145,162
         Depreciation                                                               4,233               --            4,233
         Loss on impairment of intangible assets                                1,248,230               --        1,248,230
         Loss on disposition of intangible assets                               1,213,878               --        1,213,878
         Changes in operating assets and liabilities, net of acquisition:
           Decrease in prepaid expenses                                            11,298               --           11,298
           Increase in accounts payable                                           271,889          161,846          436,788
           (Decrease) increase in accrued expenses                               (121,225)          14,400         (105,252)
           (Decrease) increase in due affiliate                                   (96,328)          51,315               --
           Increase in interest payable                                                --            1,346               --
                                                                              -----------      -----------      -----------
              Net cash used in operating activities                            (1,736,285)        (590,515)      (2,529,480)
                                                                              -----------      -----------      -----------

Cash flows from investing activities:
    Purchase of property and equipment                                             (6,554)              --           (6,554)
    Cash paid in connection with acquisition                                      (32,808)              --          (32,808)
    Proceeds from sale of license                                                 200,001               --          200,001

                                                                              -----------      -----------      -----------
              Net cash provided by investing activities                           160,639               --          160,639
                                                                              -----------      -----------      -----------

Cash flows from financing activities:
    Proceeds from issuances of notes payable to stockholders                           --            2,500          233,500
    Repayments of notes payable to stockholders                                  (136,000)              --         (163,500)
    Proceeds from issuance of note payable to bank                                     --          600,000          600,000
    Repayment of note payable to bank                                            (600,000)              --         (600,000)
    Proceeds from subscriptions receivable                                             --               --            4,000
    Payment for fractional shares for stock combination                               300               --              300
    Proceeds from sale of common stock, net                                       743,091               --        2,447,409
    Increase in deferred costs related to private placement                       (50,754)          (8,706)         (50,754)

                                                                              -----------      -----------      -----------
              Net cash provided by (used in) financing activities                 (43,363)         593,794        2,470,955
                                                                              -----------      -----------      -----------

              Net increase (decrease) in cash and cash equivalents             (1,619,009)           3,279          102,114

Cash and cash equivalents at beginning of period                                1,721,123               --               --
                                                                              -----------      -----------      -----------

Cash and cash equivalents at end of period                                    $   102,114      $     3,279      $   102,114
                                                                              ===========      ===========      ===========

Supplemental disclosure of cash flow information:
    Interest paid                                                             $       502      $    10,676      $    26,934
                                                                              ===========      ===========      ===========

Supplemental disclosure of noncash investing and financing activities:
    Stock options issued for consulting services                              $        --               --      $    60,589
    Issuance of common stock for acquisition                                    2,336,242               --        2,336,242
    Marketable equity securities received in connection with
      sale of license                                                             359,907               --          359,907
                                                                              ===========      ===========      ===========

See accompanying notes to unaudited condensed consolidated financial statements.

                MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2003


(1)   BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, the financial statements do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements. In the opinion of management, the
accompanying   condensed   consolidated   financial   statements   reflect   all
adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2003 or for any subsequent period. These consolidated financial statements should be read in conjunction with the Annual Report on Form 10-KSB of Manhattan Pharmaceuticals, Inc. and its subsidiaries ("Manhattan" or the "Company") as of and for the year ended December 31, 2002 and the Form 8-K/A of Manhattan Pharmaceuticals, Inc. filed on May 9, 2003 containing the financial statements of Manhattan Research Development, Inc.

(2)   LIQUIDITY

The Company has reported a net loss of $1,037,320 for the year ended December 31, 2002 and a net loss of $4,451,290 for the nine months ended September 30, 2003. The net loss from date of inception, August 6, 2001, to September 30, 2003 amounts to $5,545,406.

As discussed in Note 6, on February 21, 2003 the Company completed a reverse acquisition of privately held Manhattan Research Development, Inc. Management believes that the combined Company will continue to incur net losses through at least September 30, 2004. Based on the resources of the combined Company available at September 30, 2003, management believes that the combined Company will need additional equity or debt financing or will need to generate revenues through licensing its products or entering into strategic alliances to be able to sustain its operations until it can achieve profitability, if ever.

The combined Company's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances and its ability to realize the full potential of its technology in development. Additional funds may not become available on acceptable terms, and there can be no assurance that any additional funding that the combined Company does obtain will be sufficient to meet the combined Company's needs in the short and long term. Through September 30, 2003, a significant portion of the Company's financing has been through private placements of common stock and warrants and debt financing. Until and unless the combined Company's operations generate significant revenues, the combined Company will attempt to continue to fund operations from cash on hand and through the sources of capital previously described.

As described in Note 10, on November 7, 2003, the Company completed a private placement of 1,000,000 shares of its newly-designated Series A Convertible Preferred Stock at a price of $10 per share, resulting in gross proceeds to the Company of $10,000,000. Each share of Series A Convertible Preferred Stock is convertible at the holder's election into shares of the company's common stock at a conversion price of $1.10 per share. The conversion price of the Series A Convertible Preferred Stock was less than the market value of the Company's common stock on November 7, 2003. Accordingly, the Company will record a charge for the beneficial conversion feature associated with the convertible preferred stock. Such charge is anticipated to approximate $418,000.

The Company's common stock is quoted on the Over-the-Counter Bulletin Board (the "OTCBB") under the ticker symbol "MHTT.OB." This has an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of the Company. This may result in lower prices for shares of the Company's common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for the common stock.

                MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2003


On July 25, 2003, the Board of Directors adopted a resolution authorizing an amendment to the certificate of incorporation providing for a 1-for-5 combination. A resolution approving the 1-for-5 combination was thereafter consented to in writing by holders of a majority of the Company's outstanding common stock. The proposed 1-for-5 combination became effective on September 25, 2003. Accordingly, all share and per share information in these unaudited condensed consolidated financial statements has been restated to retroactively reflect the 1-for-5 combination.

(3)   COMPUTATION OF NET LOSS PER COMMON SHARE

Basic net loss per common share is calculated by dividing net loss applicable to common shares by the weighted-average number of common shares outstanding for the period. Diluted net loss per common share equals basic net loss per common share, since common stock potentially issuable from the exercise or conversion of stock options, stock warrants, stock subscriptions and convertible preferred stock would have an anti dilutive effect because the Company incurred a net loss during each period presented. The potentially dilutive shares of common stock from stock options, stock warrants, stock subscriptions, and convertible preferred stock, which have not been included in the diluted calculations since their effect is antidilutive, was 4,111,935 as of September 30, 2003.

(4)   ISSUANCE OF STOCK, STOCK OPTIONS AND WARRANTS

On February 24, 2003, the Company granted employees options to purchase an aggregate of 876,090 shares of common stock outside of the Company's 1995 Stock Option Plan. An aggregate of 584,060 shares subject to these options vest on the first anniversary of the grant date and the remaining 292,030 shares subject to these options vest in two equal installments on each of the first and second anniversaries of the grant date, provided the optionee continues in service. The options were granted at the market price on the day of issuance and are exercisable for a period of ten years regardless of whether the grantee continues to be employed by the Company.

The Company uses the intrinsic value method of accounting for stock options pursuant to the provisions of APB Opinion No. 25. Had compensation costs been determined in accordance with the fair value method prescribed by SFAS No. 123 for all options issued to employees, the Company's net loss applicable to common shares and net loss per common share (basic and diluted) for plan options would have been increased to the pro forma amounts indicated below. There were no options granted during the third quarter of 2003. There were no options granted or outstanding in the 2002 periods.

                                                   THREE               NINE
                                                MONTHS ENDED       MONTHS ENDED
                                                SEPTEMBER 30,      SEPTEMBER 30,
                                                   2003               2003
                                                -----------        -----------
Net loss, as reported                           $(3,253,027)       $(4,451,290)
Deduct:     Total stock-based employee
            compensation expense determined
            under fair value method                 (74,763)          (228,210)
                                                -----------        -----------
Net loss, pro forma                             $(3,327,790)       $(4,679,500)
                                                ===========        ===========
Net loss per common share - basic
    As reported                                 $     (0.14)       $     (0.20)
    Pro forma                                         (0.14)             (0.21)




(5)   PRIVATE PLACEMENT OF COMMON SHARES

         During 2002, the Company's subsidiary, Manhattan Research Development, Inc. (Manhattan Research) commenced a private placement and sold 239,450 shares of common stock at $8 ($0.63 post merger) per share and received proceeds of $1,704,318, net of expenses of $211,281. These shares converted into 3,043,332 shares of the Company's common stock when the Company completed the reverse acquisition of Manhattan Research as described below. In addition, each investor received warrants equal to 10% of the number of shares of common stock purchased and, accordingly, Manhattan Research issued warrants to purchase 23,945 shares of common stock in 2002 in connection with the private placement. Upon the merger, these converted into warrants to purchase 304,333 shares of the Company's common stock. Each warrant had an exercise price of $8 per share, which post merger converted to approximately $0.63. These warrants expire in 2007.

During January and February 2003, Manhattan Research sold an additional 104,000 shares of common stock at $8 ($0.63, post merger) per share and warrants to purchase 10,400 shares of common stock exercisable at $8 ($0.63 post merger) through the private placement and received net proceeds of $743,691. These shares converted into 1,321,806 shares of the Company's common stock when the Company completed its reverse acquisition of Manhattan Research. The warrants to purchase 10,400 shares of common stock converted into warrants to purchase 132,181 common shares of the combined Company.

In addition, in connection with the private placement, Manhattan Research issued to Joseph Stevens & Co., Inc., a NASD-member broker-dealer, warrants to purchase 130,511 shares of its common stock that are exercisable at $8 ($0.63 post merger) per share and expire in 2008. Upon the merger, these warrants converted into warrants to purchase 1,658,753 shares of common stock of the combined Company.

(6)   MERGER

On February 21, 2003, the Company (formerly known as "Atlantic Technology Ventures, Inc.") completed a reverse acquisition of privately held Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.), a Delaware corporation. The merger was effected pursuant to an Agreement and Plan of Merger dated December 17, 2002 (the "Merger Agreement") by and among the Company, Manhattan Research and Manhattan Pharmaceuticals Acquisition Corp, the Company's wholly owned subsidiary ("MPAC"). In accordance with the terms of the Merger Agreement, MPAC merged with and into Manhattan Research, with Manhattan Research remaining as the surviving corporation and a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, upon the effective time of the merger, the outstanding shares of common stock of Manhattan Research automatically converted into an aggregate of 18,689,917 shares of the Company's common stock, which represented 80 percent of the Company's outstanding voting stock after giving effect to the merger. In addition, immediately prior to the merger Manhattan Research had outstanding options and warrants to purchase an aggregate of 172,856 shares of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 2,196,944 shares of the Company's common stock. Since the stockholders of Manhattan Research received the majority of the voting shares of the Company, the merger was accounted for as a reverse acquisition whereby Manhattan Research was the accounting acquirer (legal acquiree) and the Company was the accounting acquiree (legal acquirer). Based on the five-day average price of the Company's common stock of $0.50 per share, the purchase price approximated $2,336,000, plus approximately $33,000 of acquisition costs, which represents 20 percent of the market value of the combined Company's post-merger total outstanding shares of 23,362,396. In connection with the merger, the Company changed its name from "Atlantic Technology Ventures, Inc." to "Manhattan Pharmaceuticals, Inc." At the time of the merger, Manhattan Research recognized patents and licenses for substantially all of the purchase price. A formal purchase price allocation was completed in the third quarter of 2003 and did not result in changes to the initial estimate. As a result of acquiring Manhattan Research, the Company received new technologies.

A summary of the purchase price allocation is as follows:

Common stock issued                                                 $ 2,336,242
Acquisition costs paid                                                   32,808
                                                                    -----------

Total purchase price                                                  2,369,050

Net liabilities assumed in acquisition                                  798,128
                                                                    -----------

Excess purchase price (allocated to
    intangible assets)                                              $ 3,167,178
                                                                    ===========

Assets purchased:
    Prepaid expenses                                                $    38,307
    Property and equipment                                                7,683
    Deposits                                                             19,938
                                                                    -----------

                                                                         65,928
                                                                    -----------
Liabilities assumed:
    Accounts payable                                                    323,735
    Accrued expenses                                                    540,321
                                                                    -----------
                                                                        864,056
                                                                    -----------
Net liabilities assumed                                             $  (798,128)
                                                                    ===========


The following pro forma financial information presents the combined results of operations of Manhattan Pharmaceuticals and Manhattan Research as if the acquisition had occurred as of January 1, 2003 and 2002, after giving effect to certain adjustments, including the issuance of Manhattan Pharmaceuticals common stock as part of the purchase price. For the purpose of this pro forma presentation, both Manhattan Pharmaceuticals' and Manhattan Research's financial information is presented for the three and nine months ended September 30, 2003 and 2002, respectively. The pro forma condensed consolidated financial information does not necessarily reflect the results of operations that would have occurred had Manhattan Pharmaceuticals and Manhattan Research been a single entity during such periods.

                                     THREE MONTHS
                                   ENDED SEPTEMBER 30,  NINE MONTHS ENDED SEPTEMBER 30,
                                          2002               2003              2002
                                      ------------      ------------      ------------
Revenues                              $         --      $         --      $         --
Net loss                              $ (1,019,353)     $ (4,650,838)     $ (2,315,120)
Weighted-average shares of common
    stock outstanding: Basic            12,709,676        22,150,857        12,709,676

Basic net loss per common share       $      (0.08)     $      (0.21)     $      (0.18)


(7)   LICENSE AND DEVELOPMENT AGREEMENT

In April 2003, the Company entered into a license and development agreement with NovaDel Pharma, Inc. ("NovaDel"), under which the Company received certain worldwide, exclusive rights to develop and commercialize products related to NovaDel's proprietary lingual spray technology for delivering propofol for pre-procedural sedation. Under the terms of this agreement, the Company agreed to use its commercially reasonable efforts to develop and commercialize the licensed products, to obtain necessary regulatory approvals and to thereafter exploit the licensed products. The agreement also provides that NovaDel will undertake to perform, at the Company's expense, a substantial portion of the development activities, including without limitation, preparation and filing of various applications with applicable regulatory authorities.

In consideration of the license, upon the occurrence of certain development and regulatory events, the Company is obligated to make payments to NovaDel upon the occurrence of certain milestones, including filing a New Drug Application or "NDA" that is accepted for review by the FDA for a licensed product, filing a European Marketing Application for a licensed product, having a filed NDA approved by the FDA, having a European Marketing Application accepted for review within the European Union, receiving commercial approval in Japan, Canada, Australia and South Africa, and upon receiving regulatory approval in certain other countries. The aggregate amount of the milestone payments is significant in light of the Company's currently available resources. In addition, the Company is obligated to pay to NovaDel an annual royalty based on a fixed rate of net sales of licensed products, or if greater, the annual royalty is based on the Company's net profits from the sale of licensed products at a rate that is twice the net sales rate. In the event the Company sublicenses the licensed product to a third party, the Company is obligated to pay royalties based on a fixed rate of fees or royalties received from the sublicensee until such time as the Company recovers its out-of-pocket costs, and thereafter the royalty rate doubles. Because of the continuing development efforts required of NovaDel under the agreement, the royalty rates are substantially higher than customary for the industry. The Company is also required to pay an up-front fee in installments contingent on whether the Company receives certain amounts through financings, revenues or otherwise. To date, the Company has paid and expensed $125,000 of such up-front fee.

NovaDel may terminate the agreement (i) upon 10 days' notice if the Company fails to make any required milestone or royalty payments, (ii) if the Company fails to obtain financing of at least $5,000,000 by March 31, 2004 (see Note
10), or (iii) if the Company becomes bankrupt or if a petition in bankruptcy or insolvency is filed and not dismissed within 60 days or if the Company becomes subject to a receiver or trustee for the benefit of creditors. Each party may terminate the agreement upon 30 days' written notice and an opportunity to cure in the event the other party committed a material breach or default. The Company may also terminate the agreement for any reason upon 90 days' notice to NovaDel.

(8)   ASSET SALE

On August 22, 2003, the Company sold all of its remaining rights to the CT-3 technology to Indevus Pharmaceuticals, Inc. ("Indevus"), the Company's licensee for aggregate consideration of approximately $559,000. The purchase price was paid through a combination of cash and shares of Indevus' common stock. On the same date, the Company settled its arbitration with Dr. Sumner Burstein, the inventor of the CT-3 technology, which includes a complete mutual release from all claims that either party had against the other. As a result of the sale of the Company's rights to the CT-3 technology to Indevus, the Company recorded a one-time charge of $1,213,878 in the quarter ended September 30, 2003. In addition, on August 8, 2003, Bausch & Lomb informed the Company that it had elected not to pursue its development of the Avantix technology effective August 11, 2003. According to the terms of Company's agreement with Bausch & Lomb, the Company may re-acquire the technology from Bausch & Lomb and sell or re-license the technology to a third party. The price to re-acquire the technology from Bausch & Lomb is 50 percent of the proceeds from a third party sale to a maximum of $3 million. The Company has no further obligation under the agreement. As a result of Bausch & Lomb's decision not to develop the Avantix technology, the Company recorded a one-time charge of $1,248,230 in the quarter ended September 30, 2003 for the impairment of the related intangible asset.

(9)   REVERSE STOCK SPLIT

On July 25, 2003, the Board of Directors adopted a resolution authorizing an amendment to the certificate of incorporation providing for a 1-for-5 combination. A resolution approving the 1-for-5 combination was thereafter consented to in writing by holders of a majority of the Company's outstanding common stock. The proposed 1-for-5 combination became effective on September 25, 2003. Accordingly, all share and per share information in these unaudited condensed consolidated financial statements has been restated to retroactively reflect the 1-for-5 combination.

(10)  SUBSEQUENT EVENTS

On November 7, 2003, the Company completed a private placement of 1,000,000 shares of its newly-designated Series A Convertible Preferred Stock at a price of $10 per share, resulting in gross proceeds to the Company of $10,000,000. Each share of Series A Convertible Preferred Stock is convertible at the holder's election into shares of the company's common stock at a conversion price of $1.10 per share. The conversion price of the Series A Convertible Preferred Stock was less than the market value of the Company's common stock on November 7, 2003. Accordingly, the Company will record a charge for the beneficial conversion feature associated with the convertible preferred stock. Such charge is anticipated to approximate $418,000.

The proceeds from the private placement will be used to fund clinical and non-clinical research and development, working capital and general corporate purposes. Maxim Group, LLC of New York, together with Paramount Capital, Inc., acted as the placement agent in connection with the private placement.

                                21,039,530 SHARES

                                  COMMON STOCK

                         MANHATTAN PHARMACEUTICALS, INC.


                                ---------------

                                   PROSPECTUS

                                ---------------



                          _____________________ , 2004

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under provisions of the certificate of incorporation and bylaws of the Registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

         Section 145 of the Delaware General Corporation Law states:

         (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Registrant estimates that expenses payable by the Registrant is connection with the offering described in this Registration Statement will be as follows:

           SEC registration fee ....................................  $    2,700
           Legal fees and expenses .................................      25,000
           Accounting fees and expenses ............................      15,000
           Printing and engraving expenses..........................       5,000
           Miscellaneous ...........................................       5,000
                                                                      ----------
           Total ...................................................  $   52,700
                                                                      ==========


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following sales of unregistered securities reflect the Registrant's 1-for-5 stock combination effected September 25, 2003.

Dian Griesel

          On March 8, 2001, the Registrant entered into an agreement with The Investor Relations Group, Inc., or "IRG," under which IRG agreed to provide the Registrant investor relations services. The issuance of the warrants did not involve any public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act. Pursuant to this agreement the Registrant issued to Dian Griesel warrants to purchase 24,000 shares of its common stock. The term of the warrants is five years and the exercise price of the warrants is $4.375, and they vested in 1,000 share monthly increments over a 24-month period.

Issuance to Fusion Capital

          On May 7, 2001, the Registrant entered into a common stock purchase agreement with Fusion Capital Fund II, LLC in which Fusion Capital agreed to purchase up to $6.0 million of the Registrant's common stock over a 30-month period, subject to a 6-month extension or earlier termination at our discretion. The Registrant paid a $120,000 finder's fee relating to this transaction to Gardner Resources, Ltd. and issued to Fusion Capital Fund II, LLC 120,000 common shares as a commitment fee. Those shares had an estimated fair value of $444,000 at the time of issuance. On November 30, 2001, Fusion Capital waived the $3.40 floor price provided for in the purchase agreement and purchased under the agreement 83,333 shares of the Registrant's common stock at a price of $1.20, representing an aggregate purchase price of $100,000. These issuances to Fusion Capital did not involve any public offering and were therefore exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Issuance to BH Capital Investments, L.P. and Excalibur Limited Partnership

          On August 1, 2001, the Registrant agreed to issue 7,000 shares of its common stock to each of BH Capital Investments, L.P. and Excalibur Limited Partnership in return for their commitment to provide the Registrant with $3.5 million of financing in connection with an asset purchase for which the Registrant had submitted a bid. The registrant issued those shares but ultimately did not purchase those assets. Issuance of these shares did not involve any public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Issuance to Proteus Capital Corp.

          On August 9, 2001, the Registrant entered into an agreement with Proteus Capital Corp ("Proteus") in which Proteus agreed to assist the Registrant with raising additional funds. Pursuant to this agreement, the Registrant granted Douglas J. Newby and Samuel Gerszonowicz, both principals of Proteus, one warrant each to purchase 50,000 shares of the Registrant's common stock at $2.95 per share, which was the average closing stock price for the two weeks ending August 17, 2001. The warrants were fully vested on the date of the agreement and were outstanding at December 31, 2001. The term of the warrants is five years. Issuance of these warrants did not involve any public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

2001 Private Placement

          On December 3, 2001, the Registrant issued to certain investors in a private placement an aggregate of 1,666,663 shares of its common stock and warrants exercisable for a further 1,666,663 shares of its common stock. The purchase price per share of common stock was $1.20. The term of the warrants is five years and the per-share exercise price is $1.45.

          In connection with this private placement, the Registrant issued to Joseph Stevens & Company, Inc. on December 3, 2001, as part of its placement fee, warrants to purchase 166,666 shares of common stock. The term of the warrants is five years and the per-share exercise price is $1.45.

          The issuances did not involve any public offering and therefore were exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) of the Securities Act.

Issuance to Consultant

         In April 2002, the Registrant issued 75,000 shares of its common stock to a consultant in exchange for consulting and advisory services valued at $15,000 rendered to the Registrant. The registrant relied upon the exemption from federal registration under Section 4(2) of the Securities Act, based on its belief that the issuance did not involve a public offering, the consultant was sophisticated in financial and business matters and the consultant had access to information pertaining to our company.

Issuance to Fusion Capital Fund II, LLC

         Pursuant to a common stock purchase agreement dated May 7, 2001, between the Registrant and Fusion Capital Fund II, LLC, the Registrant issued 10,000 shares of its common stock in May 2002 in exchange for aggregate proceeds of $1,666,67. This issuance was exempt from federal registration requirements pursuant to Section 4(2) of the Securities Act because the Registrant had a reasonable basis to conclude that Fusion Capital Fund II, LLC was an accredited investor, was sophisticated in financial and business matters and because the issuance did otherwise involve a public offering.

Issuance in connection with Acquisition of Manhattan Research Development, Inc.

         In connection with the Registrant's merger with Manhattan Research Development, Inc., effective as of February 21, 2003, it issued an aggregate of 18,689,916 shares of its common stock to the former stockholders of Manhattan Research Development in exchange for their shares of Manhattan Research Development common stock. In addition, at the time of the merger, Manhattan Research Development had outstanding warrants to purchase an aggregate of 864,280 shares of its common stock, which automatically converted into warrants to purchase an aggregate of 2,196,943 shares of the Registrant's common stock. The form of warrant such warrant was attached as Exhibit 4.1 to the Registrant's Form 10-QSB for the quarter ended March 31, 2003. The Registrant relied on the exemption from federal registration under Section 4(2) of the Securities Act, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 "non-accredited" investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

Series A Convertible Preferred Stock

         On November 5, 2003, the Registrant issued 1,000,000 shares of its Series A Convertible Preferred Stock at a total offering price of $10,000,000. Each share of Series A Convertible Preferred Stock is convertible into approximately 9.1 shares of common stock. The Registrant engaged Maxim Group LLC and, indirectly, Paramount Capital, Inc. as placement agents and paid aggregate commissions of $700,000, plus non-accountable expenses of $150,000. The Registrant also issued to the placement agents warrants to purchase an aggregate of 9,090,909 shares of common stock at a price of $1.10 per share. The offer and sale of the Series A Convertible Preferred Stock and the placement agent warrants did not involve a public offering and was made solely to "accredited investors," and was, therefore, exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 promulgated thereunder.

January 2004 Private Placement

         On January 12, 2004, the Registrant issued 3,368,637 shares of common stock at a price of $1.10 per share. The Registrant engaged Paramount Capital, Inc. as a placement agent in connection with the private placement, paying an aggregate commission of approximately $251,000, plus non-accountable expenses of $10,000. The Registrant also issued to the placement agent a warrant to purchase 326,499 shares of common stock exercisable at a price of $1.10 per share. The offer and sale of the shares of common stock and the placement agent warrants did not involve a public offering and was made solely to accredited investors, and was, therefore, exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 promulgated thereunder.

ITEM 16.   EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

    Exhibit No.   Description
    -----------   -----------
         2.1      Agreement and Plan of Merger among the Company, Manhattan
                  Pharmaceuticals Acquisition Corp. and Manhattan Research
                  Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.)
                  dated December 17, 2002 (incorporated by reference to Exhibit
                  2.1 from Form 8-K filed March 5, 2003).

         3.1 Certificate of incorporation, as amended through September 25, 2003 (incorporated by reference top Exhibit 3.1 to the Registrant's Form 10-QSB for the quarter ended September 30,
                  2003).

         3.2 Bylaws, as amended to date (incorporated by reference from Registrant's registration statement on Form SB-2, as amended
                  (File No. 33-98478)).

         3.3      Certificate of Designations of Series A Convertible Preferred
                  Stock.

         4.1 Form of unit certificate (incorporated by reference from Registrant's registration statement on Form SB-2, as amended
                  (File No. 33-98478)).

    Exhibit No.   Description
    -----------   -----------
         4.2      Specimen common stock certificate (incorporated by reference from Registrant's registration statement on Form SB-2, as
                  amended (File No. 33-98478)).

         4.3 Form of redeemable warrant certificate (incorporated by reference from Registrant's registration statement on Form
                  SB-2, as amended (File No. 33-98478)).

         4.4 Form of redeemable warrant agreement between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference from Registrant's registration statement on Form
                  SB-2, as amended (File No. 33-98478)).

         4.5 Form of underwriter's warrant certificate (incorporated by reference from Registrant's registration statement on Form
                  SB-2, as amended (File No. 33-98478)).

         4.6 Form of underwriter's warrant agreement between the Registrant and Joseph Stevens & Company, L.P. (incorporated by reference from Registrant's registration statement on Form SB-2, as amended (File No. 33-98478)).

         4.7 Form of subscription agreement between Registrant and the selling stockholders (incorporated by reference from Registrant's registration statement on Form SB-2, as amended
                  (File No. 33-98478)).

         4.8 Form of bridge warrant (incorporated by reference from Registrant's registration statement on Form SB-2, as amended
                  (File No. 33-98478)).

         4.9 Warrant issued to John Prendergast to purchase 37,500 shares of Registrant's common stock (incorporated by reference from Exhibit 10.24 to the Registrant's Form 10-QSB for the quarter ended March 31, 1997).

         4.10 Warrant No. 1 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Registrant's Common Stock exercisable January 4, 2000 (incorporated by reference to Exhibit 10.28 to the Registrant's Form 10-KSB for the year ended December 31, 1999).

         4.11 Warrant No. 2 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Registrant's Common Stock exercisable January 4, 2001 (incorporated by reference to Exhibit 10.29 to the Registrant's Form 10-KSB for the year ended December 31, 1999).

         4.12 Warrant No. 3 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Registrant's Common Stock exercisable January 4, 2002 (incorporated by reference to Exhibit 10.30 to the Registrant's Form 10-KSB for the year ended December 31, 1999).

         4.13     Warrant certificate issued May 12, 2000, by the Registrant to
                  TeraComm Research, Inc. (incorporated by reference from
                  Exhibit 10.3 to the registrant's Form 10-QSB for the quarter ended June 30, 2000).

         4.14 Form of stock purchase warrants issued on September 28, 2000 to BH Capital Investments, L.P., exercisable for shares of common stock of the Registrant (incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-QSB for the quarter ended September 30, 2000).

         4.15 Form of stock purchase warrants issued on September 28, 2000 to Excalibur Limited Partnership, exercisable for shares of common stock of the Registrant (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-QSB for the quarter ended September 30, 2000).

    Exhibit No.   Description
    -----------   -----------
         4.16     Warrant certificate issued March 8, 2001 by the Registrant to
                  Dian Griesel (incorporated by reference to Exhibit 10.56 to the Registrant's Form 10-QSB for the quarter ended March 31,
                  2001).

         4.17     Form of warrant issued by Manhattan Research Development,
                  Inc., which automatically converted into warrants to purchase shares of the Registrant's common stock upon the merger transaction with such company (incorporated by reference to Exhibit 4.1 to the Registrant's Form 10-QSB for the quarter ended March 31, 2003).

         4.18 Form of warrant issued to placement agents in connection with the Registrant's November 2003 private placement of Series A
                  Convertible Preferred Stock and the Registrant's January 2004 private placement.

         5.1      Opinion of Maslon Edelman Borman & Brand, LLP.

         10.1 1995 stock option plan, as amended (incorporated by reference to Exhibit 10.18 to the Registrant's Form 10-QSB for the quarter ended September 30, 1996).

         10.2 Common stock purchase agreement dated March 16, 2001, between Registrant and Fusion Capital Fund II, LLC (incorporated by reference from Exhibit 10.55 of the Registrant's Form 10-QSB for the quarter ended March 31, 2001).

         10.3 Common stock purchase agreement dated as of May 7, 2001, between Registrant and Fusion Capital Fund II, LLC
                  (incorporated by reference to Exhibit 10.57 of Amendment No. 1 to the Registrant's registration statement on Form SB-2/A filed June 29, 2001 (File 333-61974)).

         10.4 Form of registration rights agreement between Registrant and Fusion Capital Fund II, LLC (incorporated by reference to
                  Exhibit 10.58 of Amendment No. 1 to the Registrant's registration statement on Form SB-2/A filed June 29, 2001
                  (File 333-61974)).

         10.5     Third Amendment to Employment Agreement dated February 21,
                  2003 between the Registrant and Nicholas J. Rossettos
                  (incorporated by reference to Exhibit 10.3 to the Registrant's
                  Form 10-QSB for the quarter ended March 31, 2003).

         10.6     Employment Agreement dated January 2, 2003, between Manhattan
                  Research Development, Inc. and Leonard Firestone, as assigned to the Registrant effective as of February 21, 2003
                  (incorporated by reference to Exhibit 10.4 to the Registrant's
                  Form 10-QSB for the quarter ended March 31, 2003).

         10.7     Employment Agreement dated February 28, 2003, between the
                  Registrant and Nicholas J. Rossettos (incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-QSB for the quarter ended March 31, 2003).

         10.8     License Agreement dated on or about February 28, 2002 between
                  Manhattan Research Development, Inc. (f/k/a Manhattan
                  Pharmaceuticals, Inc.) and Oleoyl-Estrone Developments SL
                  (incorporated by reference to Exhibit 10.6 to the Registrant's
                  Form 10-QSB for the quarter ended March 31, 2003).++

         10.9 License Agreement dated April 4, 2003 between the Registrant and NovaDel Pharma, Inc. (incorporated by reference to Exhibit
                  10.1 to the Registrant's Form 10-QSB for the quarter ended
                  June 30, 2003).++

    Exhibit No.   Description
    -----------   -----------
         10.10    Employment Agreement dated January 2, 2004 between the
                  Registrant and Leonard Firestone.

         16.1 Letter of KPMG LLP (incorporated by reference to Exhibit 99 filed with the Registrant's Form 8-K filed on December 12,
                  2002).

         23.1     Consent of J.H. Cohn LLP.

         23.2     Consent of Weinberg & Company, P.A.

         23.3 Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1).

          24.1    Power of Attorney (included on signature page hereof).

-----------

++ Confidential treatment has been requested as to certain portions of these exhibits pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 28.  UNDERTAKINGS.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 13, 2004.

                                   MANHATTAN PHARMACEUTICALS, INC.

                                   By:  /s/ Leonard Firestone
                                        -------------------------------------
                                        Leonard Firestone
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature to this Registration Statement appears below hereby constitutes and appoints David M. Tanen and Nicholas J. Rossettos as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed as of the 13th day of January, 2004, by the following persons in the capacities indicated.


              NAME                                                       TITLE
              ----                                                       -----
     /s/ Leonard Firestone                                President and Chief Executive Officer (Principal Executive
---------------------------------------                       Officer)
         Leonard Firestone


     /s/ Nicholas J. Rossettos                            Chief Operating Officer, Chief Financial Officer,
---------------------------------------                       Treasurer and Secretary  (Principal Financial and
         Nicholas J. Rossettos                                Accounting Officer)


     /s/ Joshua Kazam                                     Director
---------------------------------------
         Joshua Kazam


     /s/ Joan Pons                                        Director
---------------------------------------
         Joan Pons


     /s/ David M. Tanen                                   Director
---------------------------------------
         David M. Tanen


     /s/ Michael Weiser                                   Director
---------------------------------------
         Michael Weiser

                                  EXHIBIT INDEX

        EXHIBIT   DESCRIPTION OF DOCUMENT
        -------   -----------------------

         3.3      Certificate of Designation of Series A Convertible Preferred
                  Stock

         4.18 Form of warrant issued to placement agents in connection with November 2003 private placement of Series A Convertible
                  Preferred Stock.

         5.1      Opinion of Maslon Edelman Borman & Brand, LLP

         10.10 Employment Agreement dated January 2, 2004, between Registrant and Leonard Firestone

         23.1     Consent of J.H. Cohn LLP

         23.2     Consent of Weinberg & Company, P.A.

         23.3 Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1)

         24.1     Power of Attorney (included on signature page hereof)
